Exhibit 6.6

LEASE AGREEMENT
This Lease Agreement is made and entered into as of the 16th day of July, 2015 ("Effective Date") between ASHBROOK LAND LTD., hereinafter referred to as "Landlord'', and SOLITON INC., hereinafter referred to as "Tenant":
WITNESSETH:
SEC. 1        LEASED PREMISES: In consideration of the mutual covenants as set forth herein, Landlord and Tenant hereby agree as follows:
A.From the date of this Lease Agreement until the Commencement Date (as defined hereinbelow) , Landlord hereby leases to Tenant and Tenant hereby leases from Landlord for the rental and on the terms and conditions hereinafter set forth approximately three thousand one hundred (3,l00) square feet of rentable area on the first (1st) floor as indicated on the plan attached hereto as Exhibit "A-1" (the "Temporary Leased Premises") in the office building located at 5304 Ashbrook Drive, Houston, Harris County, Texas (the "Building") more particularly described on Exhibit "A". Notwithstanding the foregoing, in the event that Landlord does not receive satisfactory evidence, in Landlord's reasonable opinion, from Tenant that Tenant has received additional funding from its investors in the amount of $2,999,000 (the "Funding") on or before the date that is thirty (30) days following the target date of July 15, 2015, then Landlord shall have the option to terminate this Lease Agreement by written notice to Tenant, whereupon this Lease Agreement shall be of no further force or effect (excepting those obligations which expressly survive termination). Facilities and areas of the Building that are intended and designated by Landlord from time to time for the common, general and nonexclusive use of all tenants of the Building are defined as the "Common Areas". Landlord has the exclusive control over and right to manage the Common Areas. Landlord shall have the exclusive use and control over all other areas of the Building and the property including, but not limited to, risers, horizontal and vertical shafts and telephone closets.
B.From and after the Commencement Date, unless earlier terminated because of Tenant's inability to obtain the Funding on or before August 15, 2015, Landlord hereby leases to Tenant and Tenant hereby leases from Landlord for the rental and on the terms and conditions hereinafter set forth approximately five thousand three hundred sixty-five (5,365) square feet of rentable area on the second (2nd) floor and approximately one thousand two hundred thirty-two (1,232) square feet of rentable area on the first (1st) floor for a total of six thousand five hundred ninety-seven (6,597) square feet of rentable area, as indicated on the plan attached hereto as Exhibit "A-2" (the "Long-Term Leased Premises") in the Building. The Temporary Leased Premises and the Long-Term Leased Premises may collectively be referred to herein as, the "Leased Premises").
C.Landlord also leases to Tenant three (3) parking spaces per 1,000 square feet of rentable area in the Leased Premises (collectively, the "Total Parking Spaces") located in the surface parking lot in front of the Building at no cost on the terms and conditions set forth in Exhibit "C" attached hereto and made a part hereof for all purposes. Six of the Total Parking Spaces shall be reserved parking space in the location shown on Exhibit "A-3" and the remainder of the Total Parking Spaces shall be unreserved. Tenant shall also have the right to access the area behind the Building for unloading at the overhead door to the warehouse located within the Building. Tenant shall be responsible, at its sole cost and expense, for marking the parking spaces in order to create Tenant's reserved parking spaces provided that any markings or installation of reserved parking signs in the parking lot shall be subject to Landlord' s reasonable approval.
D.If the Building is ever re-measured, demolished, altered, remodeled, renovated, expanded or otherwise changed in such a manner as to alter the amount of space contained therein, then the rentable

1 of 51

area of the Building shall be adjusted and recalculated by Landlord in accordance with BOMA's measuring standards.
E.The Leased Premises shall be delivered to Tenant and Tenant shall accept same, in its current "AS IS, WHERE IS" condition. Tenant acknowledges that no representations as to the repair of the Leased Premises or the Building, nor promises to alter, remodel or improve the Leased Premises or the Building, have been made by Landlord, except as are expressly set forth in this Lease Agreement. By taking possession of the Leased Premises, Tenant is deemed to have accepted the Leased Premises and agreed that the Leased Premises is in good order and satisfactory condition, with no representation or warranty by Landlord as to the condition of the Leased Premises or the Building or suitability thereof for Tenant's use. No easement for light, view or art is included in the lease of the Leased Premises hereby made. NO WARRANTIES, EXPRESS OR IMPLIED, ARE MADE REGARDING THE CONDITION OR SUITABILITY OF THE LEASED PREMISES. FURTHER, TO THE EXTENT PERMITTED BY LAW, TENANT WAIVES ANY IMPLIED WARRANTY OF SUITABILITY OR OTHER IMPLIED WARRANTIES THAT LANDLORD WILL MAINTAIN OR REPAIR THE LEASED PREMISES OR ITS APPURTENANCES EXCEPT AS MAY BE CLEARLY AND EXPRESSLY PROVIDED IN THIS LEASE AGREEMENT.
SEC. 2        TERM:
A.Subject to and upon the conditions set forth herein, or any exhibit or addendum hereto, the term of this Lease Agreement related to the Temporary Leased Premises (the "Temporary Term") shall be from the date hereof until the later of (i) August 1, 2015, or (ii) substantial completion of the Tenant Improvements (defined hereinbelow) , unless terminated earlier because of Tenant's inability to obtain the Funding on or before August 15, 2015. In no event shall Tenant begin or cause construction of the Tenant Improvements until it has provided Landlord with evidence, satisfactory to Landlord, of the Funding. Notwithstanding anything in this Lease to the contrary, if substantial completion of the Tenant Improvements has not occurred by the Outside Completion Date (defined below), Tenant shall pay additional rent equal to l/30th of the Base Rent for the period commencing on the day following the Outside Completion Date and ending on the date that completion of the Tenant Improvements occurs. If the Tenant Improvements are not completed within ninety (90) days following the Outside Completion Date ("Outside Long Term Rent Commencement Date"), the Long Term shall commence upon the Outside Long Term Rent Commencement Date and Tenant shall pay Base Rent for the Long Term in accordance with the rental schedule set forth in Section 5 below. As used herein, the term "Outside Completion Date" shall mean November 1, 2015.
B.Subject to and upon the conditions set forth herein, or any exhibit or addendum hereto, the term of this Lease Agreement related to the Long-Term Leased Premises (the "Long Term") shall be for a period of sixty three (63) months. The Temporary Term and the Long Term may collectively be referred to herein as the "Term". The Long Term shall commence upon the earlier of (i) the expiration of the Temporary Term, and (ii) the Outside Long Term Rent Commencement Date, (the "Commencement Date"), unless earlier terminated pursuant to terms of this Lease Agreement.
SEC. 3        USE: The Leased Premises shall be used and occupied by Tenant solely for general office use, light manufacturing and assembly and laboratory, and for no other purpose.
SEC. 4        SECURITY DEPOSIT: A security deposit of six (6) months Base Rent (as defined hereinbelow) for the Long-Term Leased Premises in the amount of $45,354.38 is payable upon lease execution. Upon the occurrence of any event of default by Tenant, Landlord may, from time to time, without prejudice to any other remedy, use the security deposit paid to Landlord by Tenant as herein provided to the extent necessary to make good any arrears of rent and any other damage, injury, expense or liability caused to Landlord by such event of default, any remaining balance of such security deposit to be returned by

2 of 51

Landlord to Tenant upon termination of this Lease. Such security deposit shall not be considered an advance payment of rental or a measure of Landlord's damages in case of default by Tenant. Notwithstanding the foregoing, in the event Tenant makes timely payments of all Rent (as defined hereinbelow) for the first twelve (12) consecutive months of the Long Term in which Base Rent is due and Tenant is not otherwise in default of this Lease Agreement, Landlord will return to Tenant a portion of the Security Deposit in the amount of two (2) months Base Rent (being $15,118.13). In the event Tenant makes timely payments of all Rent through the first twenty-four (24) consecutive months of the Long Term in which Base Rent is due and Tenant is not otherwise in default of this Lease Agreement, Landlord will return to Tenant a portion of the Security Deposit in the amount of three (3) months Base Rent (being $22,677.19). If Funding is not timely received pursuant to Section 1(A) above and Landlord elects to terminate this Lease, Landlord will, within thirty (30) days of termination, refund to Tenant the initial security deposit equal to six (6) months of Base Rent deposited pursuant to the first sentence of this Section 4 above less (i) any leasing commissions paid by Landlord through the date of termination and (ii) the amount of free Base Rent described in Section 5 below for the Temporary Term.
SEC. 5        BASE RENT: As part of the consideration for the execution of this Lease Agreement, Tenant covenants and agrees and promises to pay as Base Rent a total sum as provided below payable to Landlord in monthly installments in legal tender of the United States of America (which may be made via ACH transfer), in advance, without demand and without deduction, set-off or counterclaim on the first day of each calendar month during the Term hereof. Such Base Rent shall be subject to adjustments as provided herein. Notwithstanding the fact that no Base Rent is due for the first three (3) months of the Temporary Term and the first three (3) months of the Long Term, Tenant is obligated to pay for utilities and all Additional Rent (as defined hereinbelow) during such periods.

Annual Rate per square foot
Temporary Term
Months 1- 3	$0.00
Thereafter until the
Commencement Date	$11.75

Long Term
Months 1-3	$0.00
Months 4- 15	$11.75
Months 16- 27	$12.25
Months 28- 39	$12.75
Months 40- 51	$13.25
Months 52- 63	$13.75
A.In addition to the Base Rent and the Additional Rent to be paid by Tenant pursuant to Section 6 below, Tenant agrees to pay to Landlord as additional rent all reasonable charges for any services, goods or materials furnished by Landlord at Tenant's request, which are not required to be furnished by Landlord under this Lease Agreement, as well as other sums payable hereunder by Tenant. Base Rent as well as all charges pursuant to this section and hereunder are payable in advance and without demand, deduction or set off on the first day of each calendar month during the term. If the Term begins on a day that is other not the first day of the month, Tenant shall be required to pay only a pro rata portion of the monthly installment for the first partial month of the Term for which rent is payable hereunder.
B.Subject to the applicable notice and cure provisions of this Lease Agreement, all past due installments which are more than five (5) days overdue shall bear interest at the rate of twelve percent (12%) per annum or the highest lawful rate, whichever is less (the "Default Rate"), from the sixth (6th) day following

3 of 51

the due date until paid. Landlord, at its option, shall have the right to collect from Tenant, five cents ($0.05) for each dollar ($1.00) of each installment of Rent which is not received within fifteen) (15) days after its due date for any reason whatsoever (subject to the notice and cure requirements hereunder, if any) and Tenant agrees to pay such amount immediately on demand as liquidating damages to cover the additional cost of collecting and processing such late payments. Any payment which is less than the amount due shall constitute a payment made on account thereof, the parties hereto agreeing that the Landlord 's acceptance of that payment shall not alter or impair the Landlord's rights under this Lease to be paid all of such amounts then due, or in other respect. Tenant acknowledges that the late payment by Tenant to Landlord of amounts due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and such late charges represent a fair and reasonable estimate of the cost that Landlord will incur by reason of the late payment by Tenant.
C.If the rentable area of the Leased Premises is modified for any reason, the provisions of this Lease Agreement which are contingent upon the size of the Leased Premises (including without limitation, Base Rental, Additional Rent, Security Deposit, Tenant's pro rata share, and number of unreserved parking spaces) shall be automatically adjusted to reflect the modification of the rentable area of the Leased Premises, effective as of the date of the determination made. If the rentable area of the Building is modified for any reason, the provisions of this Lease Agreement which are contingent upon the size of the Building (including, without limitation, Tenant 's pro rata share) shall automatically be adjusted to reflect the modification of the rentable area of the Building, effective as of the date of the determination. The parties shall memorialize all such adjustments in an amendment to this Lease Agreement as soon as reasonably possible thereafter.
SEC. 6        ADDITIONAL RENT: As part of the consideration for the execution of this Lease Agreement, and in addition to the Base Rent specified above, Tenant covenants and agrees to pay, as additional rent (the "Additional Rent"), Tenant's pro rata share of the Operating Expenses (as hereinafter defined). The estimated Operating Expenses for 2015 are $2.15 per square foot of rentable area. Notwithstanding anything to the contrary, Controllable Operating Expenses for any year in the Term shall not increase by more than eight percent (8%) over the prior year. For purposes of this Lease, "Controllable Operating Expenses" shall mean all Operating Expenses except for Taxes (defined in Paragraph 2 of Exhibit "B") and Insurance (defined in Paragraph 2 of Exhibit "B"). Tenant's pro rata share shall be a fraction, the numerator of which is the rentable area in the Leased Premises and the denominator of which is rentable area in the Building.
A.All Operating Expenses shall be computed on the accrual basis. The term "Operating Expenses" as used herein shall mean all expenses, costs and disbursements in connection with the ownership, operation, management, maintenance and repair of the Building, related pedestrian walkways , landscaping, fountains, roadways and parking facilities, and such additional facilities to service any of the foregoing in subsequent years as may be necessary or desirable in Landlord's discretion, including, without limitation, the costs, charges, and expenses incurred with respect to the items enumerated as "Operating Expense Examples" in Paragraph 2 of Exhibit "B" to this Lease Agreement. Operating Expenses will not include those items enumerated as "Operating Expense Exclusions" in Paragraph 1 of Exhibit "B" to this Lease Agreement.
B.If the Term of this Lease Agreement commences or terminates on other than the first day of a calendar year, Tenant's Additional Rent shall be prorated for such commencement or termination year, as the case may be, by multiplying each by a fraction, the numerator of which shall be the number of days of the Term during the commencement or termination year, as the case may be, and the denominator of which shall be 365, and the calculation described in below shall be made as soon as reasonably possible after the termination of this Lease Agreement, Landlord and Tenant hereby agreeing that the provisions relating to said calculation shall survive the termination of this Lease Agreement.

4 of 51

C.On or about January 1 of each calendar year during the Term, Landlord shall deliver to Tenant Landlord's good faith estimate of Tenant's Additional Rent (the "Estimated Additional Rent") for such year. The Estimated Additional Rent shall be paid in equal installment s in advance on the first day of each month. If Landlord does not deliver an estimate to Tenant for any year by January 1 of that year, Tenant shall continue to pay Estimated Additional Rent based on the prior year's estimate until Landlord's estimate is delivered to Tenant. From time to time, but not more than once per calendar year, Landlord may revise its estimate of the Additional Rent for that year based on either actual or reasonably anticipated increases in Operating Expenses, and the monthly installments of Estimated Additional Rent shall be appropriately adjusted for the remainder of that year in accordance with the revised estimate so that by the end of the year, the total payments of Estimated Additional Rent paid by Tenant shall equal the amount of the revised estimate.
Within one hundred fifty (150) days after the end of each calendar year during the Term, or as soon as reasonably practicable thereafter, Landlord shall provide Tenant a statement showing the Operating Expenses for said calendar year, prepared in accordance with sound accounting practices, and a statement prepared by Landlord comparing Estimated Additional Rent paid by Tenant with actual Additional Rent. If the Estimated Additional Rent paid by Tenant, if any, exceeds the actual Additional Rent for said calendar year, Landlord shall pay Tenant an amount equal to such excess at Landlord's option, by either giving a credit against rentals next due, if any, or by direct payment to Tenant within thirty (30) days of the date of such statement. If the actual Additional Rent exceeds Estimated Additional Rent for said calendar year, Tenant shall pay the difference to Landlord within thirty (30) days of receipt of the statement. The provisions of this paragraph shall survive the expiration or termination of this Lease Agreement. Any amount due to the Landlord as shown on Landlord' s statement described above, whether or not disputed by Tenant as provided herein shall be paid by Tenant when due as provided above, without prejudice to any subsequent written exception. The Base Rent, Additional Rent and all other sums of money that become due and payable under this Lease Agreement shall collectively be referred to herein as "Rent".
Notwithstanding any other provision herein to the contrary, it is agreed that if less than ninety five percent (95%) of the rentable area of the Building is occupied during any calendar year or if less than ninety-five percent (95%) of the rentable area of the Building is being provided with Building standard services during any calendar year, an adjustment shall be made in computing each component of the Operating Expenses for that year which varies with the rate of occupancy of the Building (such as, but not limited to, utilities (if provided by Landlord), management fees and janitorial) so that the total Operating Expenses shall be computed for such year as though the Building had been ninety-five percent (95%) occupied during such year and as though ninety-five percent (95%) of the Building had been provided with Building standard services during that year.
All Additional Rent shall be paid by Tenant to Landlord contemporaneously with the required payment of Base Rent on the first day of each calendar month, monthly in advance, for each month of the Term, in lawful money of the United States at the address of the Landlord 's property manager specified in Section 31 below (or such other address as may be designated by Landlord in writing from time to time). No payment by Tenant or receipt by Landlord of an amount less than the amount of Rent herein stipulated to be paid shall be deemed to be other than on account of the stipulated Rent, nor shall any endorsement on any check or any letter accompanying such payment of Rent be deemed an accord and satisfaction, but Landlord may accept such payment without prejudice to his rights to collect the balance of such Rent.
Landlord shall maintain full and complete records of Operating Expenses and exclusions therefrom in accordance with sound accounting principles and good commercial practice and sufficient to enable Tenant to audit Operating Expenses to confirm that Operating Expenses are being charged in accordance with this Lease Agreement. Not more than once per calendar year, and only on or before the thirtieth (30th) day following the date Landlord delivered the statement described above to Tenant setting out the adjustment,

5 of 51

if any, to the Estimated Additional Rent (the Estimated Additional Rent, as adjusted by such statement, is hereinafter referred to as the "Adjusted Additional Rent"), Tenant shall have the right, directly or through agents or contractors, to inspect and audit Landlord's books and records pertaining to Operating Expenses and exclusions therefrom for the period covered by the statement only, upon reasonable advance notice to and coordination with Landlord; provided, however, in no event will Landlord be obligated to permit any such inspection or audit to be performed by a consultant or firm that is compensated by Tenant on a contingent fee or percentage of recovery basis. Such audit shall be conducted in Landlord's offices in Houston, Texas during normal business hours of the Building. If Tenant fails to commence such audit on or before the thirtieth (30th) day following the date Landlord delivered the statement described above to Tenant or to complete such audit and deliver the auditor's report to Landlord before the ninetieth (90th) day following the delivery of such statement, then Tenant shall conclusively be deemed to have accepted the Adjusted Additional Rent specified in such statement and to have waived any right to contest such amount in the future. The cost of any such review or audit by Tenant shall be borne solely by Tenant; provided , however, if such review or audit shows that Tenant has been overcharged Operating Expenses by more than 8%, Landlord shall reimburse Tenant for the costs of such review or audit. If following such audit, it is conclusively determined that the Adjusted Additional Rent paid by Tenant exceeds the actual Additional Rent for said calendar year, Landlord shall pay Tenant an amount equal to such excess at Landlord's option, by either giving a credit against rentals next due, if any, or by direct payment to Tenant within thirty (30) days of the date of such determination. If as a result of such audit, it is conclusively determined that the actual Additional Rent exceeds the Adjusted Additional Rent for said calendar year, Tenant shall pay to Landlord within thirty (30) days of the date of such determination, the positive difference between the amount that the actual Additional Rent exceeds the Adjusted Additional Rent for said calendar year.
Landlord and Tenant hereby each acknowledge and agree that they are knowledgeable and experienced in commercial transactions and further hereby acknowledge and agree that the provisions of this Lease Agreement for determining Operating Expenses and other charges are commercially reasonable and valid even though such methods may not state precise mathematical formulae for determining such Operating Expenses. ACCORDINGLY, TENANT HEREBY VOLUNTARILY AND KNOWINGLY WAIVES ALL RIGHTS AND BENEFITS TO WHICH TENANT MAY BE ENTITLED UNDER SECTION 93.012 OF THE TEXAS PROPERTY CODE, AS ENACTED BY HOUSE BILL 2186, 77th LEGISLATURE, AS SUCH SECTION NOW EXISTS OR AS SAME MAY BE HEREAFTER AMENDED OR SUCCEEDED.
SEC. 7        SERVICE AND UTILITIES: So long as Tenant is the only Tenant in the Building, Tenant shall pay, prior to delinquency, all charges for utility service for the entire Building, including, but not limited to, water, gas, power and electric current, telephone, trash removal, and all other materials and services in, on or about the Building during the Term, together with any taxes thereon; provided, however, Tenant shall not be responsible for paying the cost of (i) utility service for the Common Areas and the outside of the Building ("Common Area and Outside Utility Costs"), and (ii) utility service for any tenant space in the Building which is not leased by a tenant ("Unleased Tenant Space Utility Costs"). Landlord and Tenant agree to use reasonable good faith efforts to mutually agree upon the amount of such Unleased Tenant Space Utility Costs prior to the expiration of the Temporary Term. In addition, so long as Tenant is the only Tenant in the Building, Tenant has the right, in Tenant's sole but commercially reasonable discretion, to manage how the electrical systems and HVAC systems in the Building operate and service the Building provided that Tenant does not overload the electrical systems and HVAC systems serving the Building. For the avoidance of doubt, the preceding sentence means that Tenant shall have the right to change heating and cooling zones in the Building and to close vents for HVAC and/or electrical systems in the Building. At any time that Tenant is not the only tenant in the Building, Tenant shall pay, prior to delinquency, Tenant's pro rata share of (i) all charges for utility service for the Leased Premises and (ii) all charges for utility service for the Common Areas, such utility service includes, but is not limited to, water, gas, power and electric current, telephone,

6 of 51

trash removal, and all other materials and services in, on or about the Building during the Term, together with any taxes thereon. If any such charges are not paid when due Landlord may pay the same, and any amount so paid by Landlord, together with interest thereon at the Default Rate from the date of payment, shall thereupon become due to Landlord from Tenant as Rent.
THIS LEASE AGREEMENT IS INTENDED TO BE A TRIPLE NET LEASE AND TENANT SHALL BE RESPONSIBLE FOR ALL REPAIRS AND MAINTENANCE ASSOCIATED WITH THE LEASED PREMISES (EXCEPT FOR ORDINARY WEAR AND TEAR AND FIRE AND OTHER CASUALTY) AND ALL UTILITIES, EXPENSES AND CHARGES ASSOCIATED WITH THE LEASED PREMISES.
SEC. 8        MAINTENANCE, REPAIRS AND USE: Unless otherwise expressly stipulated herein, Landlord shall not be required to make any improvements or repairs of any kind or character on the Leased Premises during the Term of this Lease Agreement, except such repairs as may be required by normal maintenance operations which shall include repairs to the exterior walls, corridors, windows, roof and other structural elements of the Building. Upon receipt of reasonable notice from Tenant and subject to the conditions in the paragraph immediately below, Landlord will perform, at the expense of Landlord, all repairs and maintenance to plumbing, pipes and electrical wiring located within walls, above ceiling surfaces and below floor surfaces up to the Leased Premises. Landlord will have all the heating, ventilation, and air conditioning units serving the Leased Premises ("HVAC") in good working order on the commencement of the Temporary Tenn. In the event that any of the HVAC units serving the Leased Premises requires replacement due to not working properly, Landlord agrees to replace such unit with a brand new, equal or greater tonnage similar quality unit; provided, however, each HVAC unit will only be replaced by Landlord once during the Term of this Lease Agreement.
Without limiting the foregoing, except for the gross negligent acts or omissions of Landlord, its employees, invitees or contractors, Landlord will not be required to make any repair in connection with or resulting from (1) any alteration or modification to the Leased Premises or to the Building performed by, for or because of Tenant or to special equipment or systems installed by, for or because of Tenant, (2) the installation, use or operation of Tenant's property , fixtures and equipment, (3) the moving of Tenant's property in or out of the Building or in and about the Leased Premises, (4) Tenant's use or occupancy of the Leased Premises in violation of Section 3 or in a manner not contemplated by the parties at the time of execution of this Lease (e.g., subsequent installation of special use rooms), (5) the acts or omissions of Tenant and Tenant's employees, agents, invitees, subtenants, licensees or contractors, (6) fire or other casualty, except as provided in Section 13, or (7) condemnation, except as provided in Article 14. Depending upon the nature of repairs undertaken by Landlord, the cost of such repairs will be borne solely by Landlord, reimbursed to Landlord either by a particular tenant or tenants, or as an Operating Expense.
Tenant, at Tenant's expense, will maintain the Leased Premises and any alterations or modifications to the Building performed by, for or because of Tenant in good order, condition and repair (except for ordinary wear and tear and fire and other casualty) including, without limitation, the cleaning of the Leased Premises; and the maintenance and repair of interior surfaces of the windows, walls and ceilings; floors; wall and floor coverings; window coverings; doors; interior windows; any specialty heat and air-conditioning equipment installed in the Leased Premises; all switches, fixtures and equipment in the Leased Premises; and any improvements installed by or on behalf of Tenant in the Leased Premises or the Building, including, without limitation, vents, ventilation hoods, and ductwork; soundproofing materials; and a warehouse or other lift. In the event Tenant fails to maintain the Leased Premises Landlord may, at its option and at the cost and expense of Tenant, repair or replace any damage or injury done to the Leased Premises and Tenant shall pay the actual cost thereof to Landlord, plus an administrative fee of ten percent (10%) of such cost, on demand. Nothing contained herein shall be construed as requiring Tenant to restore the Lease Premises or the Building in the event of a fire or other casualty or pay for any costs associated with any such restoration.

7 of 51

Landlord, its officers, agents and representatives, subject to any security regulations imposed by any governmental authority, with no less than twenty four (24) hours prior notice, except in the case of an emergency, shall have the right to enter all parts of the Leased Premises at all reasonable hours to inspect, clean, make repairs, alterations and additions to the Building or Leased Premises which it may deem reasonably necessary or desirable, or to provide any service which it is obligated to furnish to Tenant, and Tenant shall not be entitled to any abatement or reduction of rent by reason thereof except to the extent Tenant is unable to conduct normal business operations within the Leased Premises due to an interruption of an essential service (including utilities, electricity, and HVAC), which is within Landlord 's commercially reasonable control, for a period of more than five (5) consecutive business days in which case Tenant shall be entitled to an abatement of Base Rent until such essential service to the Leased Premises is restored. Such abatement shall commence on the sixth (6th) business day of such interruption and will constitute Tenant's sole and exclusive remedy in the event of any such occurrence.
Tenant will not use, occupy or permit the use or occupancy of the Leased Premises for any purpose which is directly or indirectly forbidden by law, ordinance or governmental or municipal regulation or order; or permit the maintenance of any public or private nuisance; or do or permit any other thing which disturb the quiet enjoyment of any other tenant of the Building; or permit anything to be done which would increase the fire and extended coverage insurance rate on the Building or contents and if there is any increase in such rates by reason of acts of Tenant, then Tenant agrees to pay such increase promptly upon demand Landlord. Notwithstanding anything to the contrary, Landlord agrees and acknowledges that Tenant is entitled to use equipment that will create noises in the Leased Premises up to 96 dBA and will emit temporary non-offensive odors in the Leased Premises, provided , that Tenant shall, at its cost and expense, install proper soundproofing treatments to the Leased Premises and the Building so that no more than 50 dBA can be detected in any adjoining spaces within the Building or from outside of the Building. In the event that Landlord determines, in its reasonable opinion, that Tenant is emitting any offensive odors, Tenant shall, at its sole cost and expense, install additional ventilation, vent hoods, and ductwork in the Leased Premises in order to dispel such odors. Should any roof penetrations need to be made because of Tenant's ventilation, Landlord shall not have any responsibility to repair the roof of the Leased Premises where damage is caused by Tenant's use. Tenant shall indemnify and hold Landlord harmless from and against any liability caused as a result of Tenant entering on the roof, including the voiding of any roof warranties. Tenant shall cause any soundproofing and ventilation alterations to be done in a good and workman like manner and shall comply with all applicable governmental codes, ordinances, rules, regulations and laws.
SEC. 9        QUIET ENJOYMENT: Tenant, on paying the said rent and performing the covenants herein agreed to be by it performed, shall and may peaceably and quietly have, hold and enjoy the Leased Premises for the said term.

8 of 51

SEC. 10    ALTERATIONS: Tenant covenants and agrees to keep the Leased Premises free of all liens for improvements or otherwise and that it will make no structural change or major alteration without Landlord's written consent in advance, and without first furnishing Landlord fifteen (15) days advance written notice outlining in detail the proposed changes or alterations. Notwithstanding the foregoing, Landlord will permit Tenant to (i) modify the exterior of the Building in accordance with the drawing shown on Exhibit "F" attached hereto and incorporated herein; (ii) modify the stairwell to the second floor as shown on Exhibit "F-1" attached hereto and incorporated herein; and (iii) install or locate an air compressor in the warehouse portion of the Building which Tenant shall properly soundproof such air compressor so that no more than 50 dBA can be detected from outside of the Building. Prior to commencement of construction of the alterations, Tenant shall deliver to Landlord the building permit, a copy of the executed construction contract covering the alterations and evidence of contractor's and subcontractor's insurance, such insurance being with such companies, for such periods and in such amounts as Landlord may reasonably require, naming the Landlord as an additional insured. Tenant shall cause all alterations and improvements (including fixtures), constructed or installed in the Building by or on behalf of Tenant to comply with all applicable governmental codes, ordinances, rules, regulations and laws. Tenant acknowledges and agrees that neither Landlord's review and approval of Tenant's plans and specifications nor its observation or supervision of the construction or installation thereof shall constitute any warranty or agreement by Landlord that same comply with such codes, ordinances, rules, regulations and laws or release Tenant from its obligations. Tenant shall be wholly responsible for any accommodations or alterations that are required by applicable governmental codes, ordinances, rules, regulations and laws to be made to the Leased Premises and to the Building as a result of the permitted alterations contained herein to accommodate disabled employees and customers of Tenant, including, without limitation, compliance with the Americans with Disabilities Act (42 U.S.C. §§ 12101 et seq.) and the Texas Architectural Barriers Act (Tex.Rev.Civ.Stat. Art 9201) (collectively, the "Accommodation Laws"). Except for the obligation of Tenant in the immediately preceding sentence, Landlord shall be responsible for compliance with all applicable laws, statutes, ordinances and governmental rules, regulations or requirements now in force or which may hereafter be in force that affect the remainder of the Building, including without limitation, the Accommodation Laws.
Tenant shall indemnify, defend (with counsel reasonably acceptable to Landlord) and hold harmless the Landlord from and against all costs (including attorneys' fees and costs of suit), losses, liabilities, or causes of action arising out of or relating to any alterations, additions or improvements made by Tenant to the Leased Premises, including but not limited to any mechanics' or materialmen's liens asserted in connection therewith.
SEC. 11    FURNITURE, FIXTURES AND PERSONAL PROPERTY: Tenant may remove its trade fixtures, office supplies and movable office furniture and equipment (including, without limitation, Tenant's mechanical lift) irrespective of their being attached or affixed to any floor, wall or ceiling, provided: (a) such removal is made prior to the termination of the term of this Lease Agreement; (b) Tenant is not in default of any obligation or covenant under this Lease Agreement (beyond notice and cure period) at the time of such removal; and (c) Tenant promptly repairs all damage caused by such removal. All other property at the Leased Premises and any alterations or additions to the Leased Premises (including wall-to-wall carpeting, paneling or other wall covering) and any other property remaining in the Leased Premises after termination of the Lease Agreement shall, at Landlord 's option, become the property of Landlord and shall remain upon and be surrendered with the Leased Premises as a part thereof at the termination of the Lease Agreement by lapse of time or otherwise, Tenant hereby waiving all rights to any payment or compensation therefor. Tenant will, prior to or at termination of this Lease Agreement, repair any damage caused by removal of Tenant's furniture, fixtures and other personal property except for ordinary wear and tear.
Tenant shall, at Tenant's expense, remove all of its telecommunications equipment, including but not limited to, switches, cabling and wiring, racks and boards, whether they are located within the Leased

9 of 51

Premises or in the Common Areas. Should Tenant fail to remove this equipment, then Landlord may remove it at Tenant's expense. Landlord shall give Tenant reasonable access, at no additional charge to Tenant to ceilings, floors and common areas useful in bringing required utilities, data and telecommunications and lines and other services to and from the Premises to those locations in the Building where such services originate.
SEC. 12    SUBLETTING AND ASSIGNMENT:
A.In the event Tenant should desire to assign this Lease Agreement or sublet the Leased Premises or any part thereof or allow same to be used or occupied by others, Tenant shall give Landlord written notice (which shall specify the duration of said desired sublease or assignment, the date same is to occur, the exact location of the space affected thereby, the proposed rentals on a square foot basis chargeable thereunder and sufficient information of the proposed subtenant or assignee regarding its financial condition and business operations) of such desire at least thirty (30) days in advance of the date on which Tenant desires to make such assignment or sublease or allow such a use or occupancy. Landlord shall then have a period of fifteen (15) days following receipt of such notice within which to notify Tenant in writing that Landlord elects:

(1)
To refuse to permit Tenant to assign this Lease Agreement or sublet such space, and in such case this Lease Agreement shall continue in full force and effect in accordance with the terms and conditions hereof; or

(2)
To terminate this Lease Agreement as to the space so affected as of the date so specified by Tenant in which event Tenant shall be relieved of all obligations hereunder as to such space arising from and after such date; provided, however, if Landlord gives Tenant notice of its election to terminate all or a portion of the Lease Agreement pursuant to this Section 12(A)(2), Tenant shall have five (5) days after receipt of such notice in which to withdraw its request, thus precluding Landlord's right to terminate the Lease Agreement or any portion thereof; or

(3)
To permit Tenant to assign this Lease Agreement or sublet such space for the duration specified in such notice, subject to Landlord's subsequent written approval of the proposed assignee or subtenant, which approval shall not be unreasonably withheld or delayed if (a) the nature and character of the proposed assignee or subtenant, its business and activities and intended use of the Leased Premises are in Landlord's reasonable judgment consistent with the current standards of the Building and the floor or floors on which the Leased Premises are located, (b) neither the proposed assignee or subtenant (nor any party which, directly or indirectly, controls or is controlled by or is under common control with the proposed assignee or subtenant) is a department, representative or agency of any governmental body or currently an occupant of any part of the Building or a party with whom Landlord is then negotiating to lease space in the Building or in any adjacent Building owned by Landlord, (c) the form and substance of the proposed sublease or instrument of assignment is acceptable to Landlord (which acceptance by Landlord shall not be unreasonably withheld or delayed) and is expressly subject to all of the terms and provisions of this Lease Agreement and to any matters to which this Lease Agreement is subject, (d) the proposed occupancy would not (1) increase the Leased Premises or Building cleaning requirements, (2) impose an extra burden upon the services to be supplied by Landlord to Tenant hereunder, (3) violate the current rules and regulations of the Building, (4) violate the provisions of any other leases of tenants in the Building or (5) cause alterations or additions to be made to the

10 of 51

Building (excluding the Leased Premises), (e) Tenant enters into a written agreement with Landlord whereby it is agreed that any profit realized by Tenant as a result of said sublease or assignment (excluding any amounts paid to the Tenant for the sale of Tenant's fixtures, leasehold improvements, equipment, furniture, furnishings or personal property) shall be ) shall be payable to Landlord as it accrues as additional rent hereunder, and (f) the granting of such consent will not constitute a default under any other agreement to which Landlord is a party or by which Landlord is bound.
B.No assignment or subletting by Tenant shall be effective unless Tenant shall execute, have acknowledged and deliver to Landlord, and cause each subtenant or assignee to execute, have acknowledged and deliver to Landlord, an instrument in form and substance acceptable to Landlord in which (i) such subtenant or assignee adopts this Lease Agreement and assumes and agrees to perform jointly and severally with Tenant, all of the obligations of Tenant under this Lease Agreement, as to the space transferred to it, (ii) Tenant and such subtenant or assignee agree to provide to Landlord, (if not otherwise available) at their expense, direct access from a public corridor in the Building to the transferred space, (iii) such subtenant or assignee agrees to use and occupy the transferred space solely for the purpose specified in Section 3 and otherwise in strict accordance with this Lease Agreement and (iv) Tenant acknowledges and agrees that, notwithstanding such subletting or assignment, unless Landlord expressly releases Tenant from such liability in writing, Tenant remains directly and primarily liable for the performance of all the obligations of Tenant hereunder (including, without limitation, the obligation to pay rent), and Landlord shall be permitted to enforce this Lease Agreement against Tenant or such subtenant or assignee, or both, without prior demand upon or proceeding in any way against any other persons. In the event of a sale of Tenant's business or practice, Landlord agrees to release Tenant if Landlord determines, in its sole reasonable discretion, that the purchaser of the business and practice is a credit risk at least as acceptable as Tenant.
C.Any consent by Landlord to a particular assignment or sublease shall not constitute Landlord's consent to any other or subsequent assignment or sublease, and any proposed sublease or assignment by any assignee or subtenant shall be subject to the provisions of this Section 12 as if it were a proposed sublease or assignment by Tenant. The prohibition against an assignment or sublease described in this Section 12 shall be deemed to include a prohibition against Tenant's mortgaging or otherwise encumbering its leasehold estate, as well as against an assignment or sublease which may occur by operation of law, each of which shall be ineffective and void and shall constitute an event of default under this Lease Agreement unless consented to by Landlord in writing in advance.
SEC. 13    FIRE AND CASUALTY: The parties hereto mutually agree that if the Leased Premises are partially or totally destroyed by fire or other casualty covered by the fire and extended coverage insurance carried by Landlord, then Landlord may after ten (10) days written notice to Tenant, at Landlord's option, repair and restore the Leased Premises as soon as it is reasonably practicable, to substantially the same condition in which the Leased Premises were before such damage (excluding any Tenant Improvements) , or Landlord may terminate the Lease Agreement, provided, however, that in the event the Leased Premises are completely destroyed or so badly damaged that repairs cannot be completed within six (6) months thereafter, then this Lease Agreement shall be terminable as of the date of the occurrence of the damage or destruction, by either party hereto by serving written notice to the other; and provided further, that, in any event, if repairs have not been commenced within thirty (30) days from the date of said damage and thereafter completed within a reasonable time, in no case to exceed six (6) months, this Lease Agreement may be immediately terminated by Tenant as of the date of occurrence of the damage or destruction, by serving written notice upon Landlord.

11 of 51

In the event the Leased Premises are completely destroyed or so badly damaged by fire or other casualty covered by the fire and extended coverage insurance to be carried by Landlord that it cannot reasonably be used by Tenant for the purposes herein provided and this Lease Agreement is not terminated as above provided , then there shall be a total abatement of rent until the Leased Premises are made usable. In the event the Leased Premises are partially destroyed or damaged by fire or other hazard so that the Leased Premises can be only partially used by Tenant for the purpose herein provided, then there shall be a partial abatement in the rent corresponding to the time and extent which the Leased Premises cannot be used by Tenant.
If the Leased Premises are damaged by fire or other casualty resulting from the fault or negligence of Tenant, or the agents, employees, licensees or invitees of Tenant, such damage shall be repaired by and at the expense of Tenant (except such repairs shall be at the expense of the Landlord to the extent covered by Landlord 's insurance) under the direction and supervision of Landlord, and rent shall continue without abatement.
SEC. 14    CONDEMNATION: In the event the Building, Leased Premises or any portion thereof, or any portion of the parking whereby the parking ratios or reserved spaces are materially reduced or relocated , shall be taken or condemned in whole or in part for public purposes, then the term of this Lease Agreement shall, at the option of Landlord, forthwith cease and terminate, and Landlord shall receive the entire award for land and buildings. Tenant shall be entitled to any separate awards for moving expenses and good will. In the event Landlord does not terminate as herein provided, there shall be a proportionate reduction in rent.
SEC. 15    DEFAULT BY TENANT:

A.	The occurrence of any one or more of the following events shall be deemed to be an event of default by Tenant under this Lease Agreement:
(1)Tenant shall fail to pay when due Rent or any other sum required to be paid by Tenant under the terms of this Lease Agreement (in the event of default due to failure to pay amounts due under this Lease Agreement Landlord shall provide a one-time written notice per calendar year of default to Tenant and Tenant shall have five (5) days to cure such default due to non-payment) , or
(2)Tenant shall abandon or vacate or shall commence to abandon or vacate the Leased Premises or any substantial portion of the Leased Premises, or shall discontinue operations therein, or shall remove or attempt to remove, without the prior written consent of Landlord, all or a substantial portion of Tenant's goods, wares, equipment, fixtures, furniture, or other persona l property in the Leased Premises, unless the items removed are replaced with similar, new, or like new equipment, or
(3)Tenant shall create, cause or permit a hazardous condition in violation of this Lease Agreement.
(4)The interest of Tenant in this Lease Agreement shall be levied on or taken under execution or other legal process, or if any voluntary petition in bankruptcy or for corporate reorganization or any similar relief shall be filed by Tenant, or if any involuntary petition in bankruptcy shall be filed against Tenant under any federal or state bankruptcy or insolvency act and shall not have been dismissed within ninety (90) days from the filing thereof, or
(5)A receiver shall be appointed for Tenant or any of the property of Tenant by any court and such receiver shall not have been dismissed within thirty (30) days from the date of his appointment, or if Tenant shall make an assignment for the benefit of creditors, or if Tenant shall admit in writing Tenant's inability to meet Tenant's debts as they mature, or

12 of 51

(6)Tenant shall fail to observe or perform any of the other covenants or conditions in this Lease Agreement which Tenant is required to observe and perform and such failure shall continue for thirty (30) days after written notice to Tenant; provided however, that Tenant shall not be in default if the nature of Tenant's failure to cure requires more than 30 days, if Tenant has commenced the cure and continues, with diligence, to cure the same.
B.Upon any event of default, Landlord may exercise any one or more of the following described remedies, in addition to all other rights and remedies provided at law or in equity:
Terminate this Lease Agreement by written notice to Tenant and forthwith repossess the Leased Premises and be entitled to recover forthwith as damages a sum of money equal to the total of (i) the cost of recovering the Leased Premises (including attorneys' fees and costs of suit), (ii) the cost of removing and storing any personal property, (iii) the unpaid Rent earned at the time of termination, plus interest thereon at the Default Rate, (iv) the present value (discounted at the rate of eight percent (8%) per annum) of the balance of the Rent for the remainder of the Term less the present value (discounted at the same rate) of the fair market rental value of the Leased Premises for said period, taking into account the period of time the Leased Premises will remain vacant until a new tenant is obtained, and the cost to prepare the Leased Premises for occupancy and the other costs (such as leasing commissions, tenant improvement allowances and attorneys' fees) to be incurred by Landlord in connection therewith, and (v) any other sum of money and damages owed by Tenant to Landlord under this Lease Agreement.
Declare Tenant to be in anticipatory breach of this Lease Agreement and terminate Tenant's right of possession (but not this Lease Agreement) and Landlord may repossess the Leased Premises by forcible detainer suit or otherwise, without thereby releasing Tenant from any liability hereunder and without demand or notice of any kind to Tenant and without terminating this Lease Agreement. Landlord shall be entitled to recover from Tenant as damages a sum of money equal to the total of (i) the cost of recovering the Leased Premises (including attorneys' fees and costs of suit), (ii) the cost of removing and storing any personal property, (iii) the unpaid Rent earned at the time of termination of Tenant's right of possession , plus interest thereon at the Default Rate, (iv) the present value (discounted at the rate of eight percent (8%) per annum) of the balance of the Rent for the remainder of the Term less the present value (discounted at the same rate) of the fair market rental value of the Leased Premises for said period, taking into account the period of time the Leased Premises will remain vacant until a new tenant is obtained, and the cost to prepare the Leased Premises for occupancy and the other costs (such as leasing commissions, tenant improvement allowances and attorneys' fees) to be incurred by Landlord in connection therewith, and (v) any other sum of money and damages owed by Tenant to Landlord under this Lease Agreement. Landlord may relet the Leased Premises on such terms and conditions as Landlord in its sole discretion may determine (including a term different than the Term, rental concessions, alterations and repair of the Leased Premises); provided, however, Landlord hereby reserves the right (i) to lease any other comparable space available in the Building or in any adjacent building owned by Landlord prior to offering the Leased Premises for lease, and (ii) to refuse to lease the Leased Premises to any potential tenant which does not meet Landlord's standards and criteria for leasing other comparable space in the Building. Landlord shall not be liable for, nor shall Tenant's obligations hereunder be diminished because of, Landlord's failure or refusal to relet the Leased Premises or collect rent due in respect of such reletting. For the purpose of such reletting Landlord shall have the right to decorate or to make any repairs, changes, alterations or additions in or to the Leased Premises as may be reasonably necessary or desirable. In the event that (i) Landlord shall fail or refuse to relet the Leased Premises, or (ii) the Leased Premises are relet and a sufficient sum shall not be realized from such reletting (after first deducting therefrom, for retention by Landlord, the unpaid Rent due hereunder earned but unpaid at the time of reletting plus interest thereon at the Default Rate, the cost of recovering possession (including attorneys' fees and costs of suit), all of the costs and expenses of such decorations, repairs, changes, alterations and additions, the expense of such reletting and the cost of collection of the rent accruing therefrom) to satisfy the Rent, then Tenant shall pay to Landlord as damages a sum equal to the amount of such deficiency. Any such payments due Landlord shall be made upon demand therefor from time to time and Tenant agrees that Landlord may file suit to recover any

13 of 51

sums falling due under the terms of this Section 16 from time to time. No delivery to or recovery by Landlord of any portion due Landlord hereunder shall be any defense in any action to recover any amount not theretofore reduced to judgment in favor of Landlord, nor shall such reletting be construed as an election on the part of Landlord to terminate this Lease Agreement unless a written notice of such intention be given to Tenant by Landlord. Notwithstanding any such termination of Tenant's right of possession of the Leased Premises, Landlord may at any time thereafter elect to terminate this Lease Agreement. In any proceedings to enforce this Lease Agreement under this Section, Landlord shall be presumed to have used its reasonable efforts to relet the Leased Premises, and Tenant shall bear the burden of proof to establish that such reasonable efforts were not used.
Alter any and all locks and other security devices at the Leased Premises, and if it does so Landlord shall not be required to provide a new key or other access right to Tenant unless Tenant has cured all events of default; provided, however, that in any such instance, during Landlord's normal business hours and at the convenience of Landlord, and upon the written request of Tenant accompanied by such written waivers and releases as Landlord may require, Landlord will escort Tenant or its authorized personnel to the Leased Premises to retrieve any personal belongings or other property of Tenant not subject to the Landlord's lien or security interest described in this Lease Agreement. The provisions of this Section are intended to override and control any conflicting provisions of the Texas Property Code.
All agreements and provisions to be performed by Tenant under any of the terms of this Lease Agreement shall be at Tenant's sole cost and expense and without any abatement of Rent. If Tenant shall fail to pay any sum of money, other than Base Rent, required to be paid by it hereunder or shall fail to cure any default and such failure shall continue for ten (10) days after notice thereof by Landlord, then Landlord may, but shall not be obligated so to do, and without waiving or releasing Tenant from any obligations, make any such payment or perform any such act on Tenant's part. All sums so paid by Landlord and all costs incurred by Landlord in taking such action shall be deemed Additional Rent hereunder and shall be paid to Landlord on demand, and Landlord shall have (in addition to all other rights and remedies of Landlord) the same rights and remedies in the event of the non-payment thereof by Tenant as in the case of default by Tenant in the payment of Rent.
In connection with the exercise by Landlord of its rights and remedies in respect of any Event of Default on the part of Tenant, to the extent (but no further) that Landlord is required by applicable Texas law to mitigate damages, or to use efforts to do so, and such requirement cannot be lawfully and effectively waived (it being the intention of Landlord and Tenant that such requirements be and are hereby WAIVED to the maximum extent permitted by applicable law), Tenant agrees in favor of Landlord that Landlord shall not be deemed to have failed to mitigate damages, or to have used the efforts required by law to do so, because:

i.	Landlord leases other space in the Building prior to re-letting the Leased Premises;

ii.
Landlord refuses to relet the Leased Premises to any affiliate of Tenant, or any principal of Tenant, or any affiliate of such principal (for purposes of this Lease, "affiliate" shall mean and refer to any person or entity controlling, under common control with, or controlled by, the party in question);

iii.	Landlord refuses to relet the Leased Premises to any person or entity whose creditworthiness Landlord in good faith deems unacceptable;

iv.
Landlord refuses to relet the Leased Premises to any person or entity because the use proposed to be made of the Leased Premises by such prospective tenant is not of a type and nature consistent with that of the other tenants in the Building or the floor where the Leased Premises are situated as of the date Tenant defaults under this Lease Agreement, or because such use would, in the good faith opinion of Landlord, impose unreasonable or excessive demands upon the Building;

v.
Landlord refuses to relet the Leased Premises to any person or entity, or any affiliate of such person or entity, who has been engaged in litigation with, or who has threatened litigation against, Landlord or any of its affiliates, or whom Landlord in good faith deems to be unreasonably or excessively litigious;

14 of 51

vi.
Landlord refuses to relet the Leased Premises because the tenant or the terms and provisions of the proposed lease are not approved by the holders of any liens or security interests in the Building or any part thereof, or would cause Landlord to breach or be in default of, or to be unable to perform any of its covenants under, any agreements between Landlord and any third party;

vii.
Landlord refuses to relet the Leased Premises because the proposed tenant is unwilling to execute and deliver Landlord 's standard lease form without substantial tenant-oriented modifications or such tenant requires improvements to the Leased Premises to be paid at Landlord 's cost and expense; or

viii.	Landlord refuses to relet the Leased Premises to a person or entity whose character or reputation, or the nature of whose business, Landlord in good faith deems unacceptable;
and it is further agreed that each and all of the grounds for refusal set forth in clauses (i) through (viii) above, both inclusive, of this sentence are reasonable grounds for Landlord's refusal to relet the Leased Premises, or (as to all other provisions of this Lease Agreement) for Landlord's refusal to issue any approval, or take any other action, of any nature whatsoever under this Lease Agreement. In the event the waiver set forth in this Section shall be ineffective, Tenant further agrees in favor of Landlord, to the maximum extent to which it may lawfully and effectively do so, that the following efforts to mitigate damages if made by Landlord (and without obligating Landlord to render such efforts) shall be conclusively deemed reasonable, and that Landlord shall be conclusively deemed to have used the efforts to mitigate damages required by applicable law if: Landlord places the Leased Premises on its inventory of available space in the Building; Landlord makes such inventory available to brokers who request same; and Landlord shows the Leased Premises to prospective tenants (or their brokers) who request to see it.
SEC. 16    HOLD HARMLESS: Tenant will indemnify Landlord for, and hold Landlord harmless from and against all fines, suits, claims, demands, liabilities, and actions (including costs and expenses of defending against such claims) resulting or alleged to result from any breach, violation or non performance of any covenant or condition hereof or from the use or occupancy of the Leased Premises, by Tenant or Tenant's agents, employees, licensees or invitees. Landlord shall not be liable to Tenant or Tenant's agents for any damage to person or property resulting from any act or omission or negligence of any co-tenant, visitor or other occupant of the Building except to the extent of Landlord (its employees, invites, and contractors) negligence and to the extent any insurance coverage and the proceeds there from. Landlord will indemnify Tenant for, and hold Tenant harmless from and against all fines, suits, claims, demands, liabilities, and actions (including costs and expenses of defending against such claims) resulting or alleged to result from any breach, violation non-performance of any covenant or condition hereof or from the use or occupancy of the Building other than the Leased Premises, by Landlord or Landlord's tenants, agents, employees, licensees or invitees.
SEC. 17    LIEN FOR RENT: Landlord expressly waives any and all liens securing the payment of rent covering Tenant's personal property.
SEC. 18    NON-WAIVER: Neither acceptance of rent by Landlord nor failure by Landlord to exercise available rights and remedies, whether singular or repetitive, shall constitute a waiver of any of Landlord's rights hereunder. Waiver by Landlord of any right for any default of Tenant shall not constitute a waiver of any right for either a subsequent default of the same obligation or any other default. No act or thing done by Landlord or its agent shall be deemed to be an acceptance or surrender of the Leased Premises and no agreement to accept a surrender of the Leased Premises shall be valid unless it is in writing and signed by a duly authorized officer or agent of Landlord.

15 of 51

SEC. 19    RULES AND REGULATIONS: Such reasonable rules and regulations applying to all tenants in the Building as may be hereafter adopted by Landlord for the safety, care and cleanliness of the premises and the preservation of good order thereon, are hereby made a part hereof and Tenant agrees to comply with all such rules and regulations. Landlord shall have the right at all times to change such rules and regulations or to amend them in any reasonable manner as may be deemed advisable by Landlord, all of which changes and amendments will be sent by Landlord to Tenant in writing and shall be thereafter carried out and observed by Tenant. (See Exhibit "C" attached.) In the event of a conflict between the rules and regulations and this Lease Agreement, this Lease Agreement shall control.
For the avoidance of doubt, the restrictions on movement set forth in paragraph 2 of the Rules and Regulations attached hereto only applies to Tenant's initial move into the Leased Premises and not to any such movement by Tenant during the remainder of the Term.
SEC. 20    ASSIGNMENT BY LANDLORD: Landlord shall have the right to assign or transfer, in whole or in part, every feature of its rights and obligations hereunder and in the Building and Leased Premises to any entity owning the Building and Leased Premises so long as Landlord also assigns all security deposits and pre-paid rent (if any) to such assignee. Such assignments or transfers may be made to a corporation, trust, trust company, individual or group of individuals, and howsoever made shall be in all things respected and recognized by Tenant. Tenant specifically agrees to look solely to Landlord's interest in the Building, and the rents and proceeds, for the recovery of any judgment from Landlord, it being agreed that Landlord shall never be persona lly liable for any such judgment. Landlord shall promptly notify Tenant of any assignment of transfer of this lease, which shall provide Tenant with the name and address of the transferee.
SEC. 21    SEVERABILITY: This Lease Agreement shall be construed in accordance with the laws of the State of Texas. If any clause or provision of this Lease Agreement is illegal, invalid or unenforceable, under present or future laws effective during the term hereof, then it is the intention of the parties hereto that the remainder of this Lease Agreement shall not be affected thereby, and it is also the intention of both parties that in lieu of each clause or provision that is illegal, invalid or unenforceable, there be added as part of this Lease Agreement a clause or provision as similar in terms to such illegal, invalid or unenforceable clause or provision as may be possible and be legal, valid and enforceable.
SEC. 22    SIGNS: No signs of any kind or nature, symbol or identifying mark shall be put on the Building, in the halls, elevators, staircases, entrances, parking areas or upon the doors or walls, whether plate glass or otherwise, of the Leased Premises or within the Leased Premises so as to be visible from the public areas or exterior of the Building without prior written approval of Landlord which approval shall not be unreasonably withheld or delayed. All signs or lettering shall conform in all respects to the sign and/or lettering criteria established by Landlord. Notwithstanding anything to the contrary and for so long as Tenant remains the only tenant in the Building, Landlord hereby expressly consents to Tenant's installation of signage (such signage to be approved by Landlord) in the location(s) shown on Exhibit "G" attached hereto. In the event that Tenant is not the only tenant in the Building, Tenant shall move, at its cost and expense, its signage to the top left area on the fascia of the Building and shall repair all damage caused by such removal. All such signage shall be subject to Landlord's approval (such approval not to be unreasonably withheld or delayed) and shall comply with all applicable governmental codes, ordinances, rules, regulations and laws. Tenant shall, at its sole cost and expense, maintain such signage and upon expiration or termination of this Lease shall, at is expense, remove such signage and repair all damage caused by such removal. The provisions of this Section shall expressly survive the expiration or termination of this Lease.
SEC. 23    SUCCESSORS AND ASSIGNS: Landlord and Tenant agree that all provisions hereof are to be construed as covenants and agreements as though the words imparting such covenants were used in

16 of 51

each separate paragraph hereof, and that, except as restricted by the provisions of the section entitled "Subletting and Assigning" hereof, this Lease Agreement and all the covenants herein contained shall be binding upon the parties hereto, their respective heirs, legal representatives, successors and assigns.
SEC. 24    SUBORDINATION:
A.Tenant covenants and agrees with Landlord that this Lease Agreement is subject and subordinate to any mortgage, deed of trust, ground lease and/or security agreement which may now or hereafter encumber the Building or any interest of Landlord therein and/or the contents of the Building, and to any advances made on the security thereof and to any and all increases, renewals, modifications, consolidations, replacements and extension thereof. This clause shall be self-operative and no further instrument of subordination need be required by any owner or holder of any such ground lease, mortgage, deed of trust or security agreement. In confirmation of such subordination, however, at Landlord's request, Tenant shall execute promptly any appropriate certificate or instrument that Landlord may request. If Tenant fails to execute any such subordination within fifteen (15) days of request, Tenant shall be in default of this Lease. In the event of the enforcement by the ground Landlord , the trustee, the beneficiary or the secured party under any such ground lease, mortgage, deed of trust or security agreement of the remedies provided for by law or by such ground lease, mortgage, deed of trust or security agreement, Tenant, upon request of the ground Landlord or any person or party succeeding to the interest of Landlord as a result of such enforcement, will automatically become the Tenant of such ground Landlord or successor in interest without any change in the terms or other provisions of this Lease Agreement; provided, however, that such ground Landlord or successor in interest shall not be bound by (a) any payment of Base Rent more than one (1) month in advance except prepayments in the nature of security for the performance by Tenant of its obligations under this Lease Agreement, or (b) any amendment or modification of this Lease Agreement made without the written consent of such ground Landlord or such successor in interest. Upon request by such ground Landlord or successor in interest, whether before or after the enforcement of its remedies, Tenant shall execute and deliver an instrument or instruments confirming and evidencing the attornment herein set forth. In the event Tenant fails to execute such instruments within fifteen (15) days of request, Tenant shall be in default of this Lease. Notwithstanding anything contained in this Lease Agreement to the contrary, in the event of any default by Landlord in performing its covenants or obligations hereunder which would give Tenant the right to terminate this Lease Agreement , Tenant shall not exercise such right unless and until (a) Tenant gives written notice of such default (which notice shall specify the exact nature of said default and how the same may be cured) to the Landlord under any such land or ground lease and the holder(s) of any such mortgage or deed of trust or security agreement who has theretofore notified Tenant in writing of its interest and the address to which notices are to be sent, and (b) said Landlord and holder(s) fail to cure or cause lo be cured said default within thirty (30) days from the receipt of such notice from Tenant. This Lease Agreement is further subject to and subordinate to all matters of record in Harris County, Texas. Notwithstanding anything to the contrary, the subordination and attomment of Tenant set forth in this Section 24(A) shall extend only to such mortgages or deeds of trust under which the mortgagee by agreement in the mortgage or deed of trust or in a separate instrument contracts to disturb Tenant's occupancy so long as Tenant performs its obligations under the Lease ("Subordination Non-disturbance Agreement). Landlord shall use reasonable efforts to obtain from Landlord's Lender, if any, a Subordination Non-disturbance Agreement. Failure to obtain a Subordination Non-disturbance Agreement from Mortgagee by Landlord shall not constitute an event of default provided Landlord uses reasonable efforts to obtain such agreement.
B.Notwithstanding anything to the contrary set forth above, any beneficiary under any deed of trust may at any time subordinate its deed of trust to this Lease Agreement in whole or in part, without any need to obtain Tenant's consent, by execution of a written document subordinating such deed of trust to the Lease Agreement to the extent set forth in such document and thereupon the Lease Agreement shall be deemed prior to such deed of trust to the extent set forth in such document without regard to their respective

17 of 51

dates of execution, delivery and/or recording. In that event, to the extent set forth in such document, such deed of trust shall have the same rights with respect to this Lease Agreement as would have existed if this Lease Agreement had been executed, and a memorandum thereof, recorded prior to the execution, delivery and recording of the deed of trust.
SEC. 25    ACCESS BY LANDLORD: With no less than twenty four (24) hours prior notice (except in the case of an emergency), Landlord, its agents and employees shall have access to and the right to enter upon the Leased Premises at any reasonable time to examine the condition thereof, to make any repairs or alterations required to be made by Landlord hereunder, and during the last one hundred twenty (120) days of the Lease Term to show the Leased Premises to prospective purchasers or tenants.
SEC. 26    HOLDING OVER: In the event of holding over by Tenant after the expiration or termination of the Lease Agreement, such hold over shall be as a tenant at will and all of the terms and provisions of this Lease Agreement shall be applicable during such period , except that Tenant shall pay Landlord as rental for the period of such hold over an amount equal to 150% the Base Rent payable by Tenant for the month immediately preceding the holdover period plus the Additional Rent, and Tenant will vacate the Leased Premises and deliver the same to Landlord within 2 business days of Tenant's receipt of written notice from Landlord to vacate the Leased Premises ("Demand to Vacate"). The rental payable during such hold over period shall be payable to Landlord on demand. No holding over by Tenant, whether with or without consent of Landlord, shall operate to extend this Lease Agreement except as herein provided. In the event Tenant fails to vacate the Leased Premises within 2 business days of the Demand to Vacate, Tenant shall also indemnify, defend (with counsel reasonably acceptable to Landlord) and hold harmless the Landlord against all claims for damages against the Landlord as a result of Tenant's possession of the Leased Premises, including, without limitation, claims for damages by any other party to which Landlord may have leased, or entered into an agreement to lease, all or any part of the Leased Premises effective upon the termination of this Lease Agreement.
SEC. 28    INDEPENDENT OBLIGATION TO PAY RENT: It is the intention of the parties hereto that the obligations of Landlord and Tenant hereunder shall be separate and independent covenants and agreements, that the rent and all other sums payable by Tenant hereunder shall continue to be payable in all events and that the obligations of Tenant hereunder shall continue unaffected, unless the requirement to pay or perform the same shall have been terminated pursuant to an express provision of this Lease Agreement.
Tenant agrees that it will remain obligated under this Lease Agreement in accordance with its and that it will not take any action to terminate, rescind or void this Lease Agreement, notwithstanding (a) the bankruptcy, insolvency, reorganization, composition, readjustment, liquidation, dissolution, winding up or other proceeding affecting Landlord or any assignee of Landlord in any such proceeding and (b) any action with respect to this Lease Agreement which may be taken by any trustee or receiver of Landlord or of any assignee of Landlord in any such proceeding or by any court in any such proceeding.
Except as otherwise expressly provided herein or as provided by applicable law, Tenant waives the right (a) to quit, terminate or surrender this Lease Agreement or the Leased Premises or any part thereof, or (b) to any abatement, suspension, deferment or reduction of the rent or any other sums payable under this Lease Agreement.
SEC. 29    INDEMNITY OF LANDLORD-INSURANCE:
A    Except for Landlord's gross negligence or willful misconduct, Tenant covenants that Landlord shall not be liable for any damage or liability of any kind or for any injury to or death of persons or damage to property of Tenant or any other person, including consequential loss or damage from any cause whatsoever by reason of the construction, use, occupancy or enjoyment of the Leased Premises by Tenant

18 of 51

or any person therein or holding under Tenant. Tenant hereby agrees, as part of the material consideration for this Lease Agreement, to indemnify and save Landlord harmless from all claims, action, demands, costs and expenses and liability whatsoever, including reasonable attorneys' fees, on account of any damage or liability arising out of the acts or omissions of Tenant, and from all liens, claims and demands occurring in, on or at any portion of the Leased Premises during the Term, or any repairs or alterations which Tenant may make upon the Leased Premises.
B.Tenant shall carry insurance during the entire Term insuring Tenant and Landlord, as their interests may appear, with provisions, coverages and in companies reasonably acceptable to Landlord, and ; initially, Tenant shall maintain coverage's as follows:

(1)
Liability Coverage. In case of personal injury to or death of any person, $1,000,000 for each occurrence and, in case of property damage, not less than $500,000 for any one occurrence and shall name Landlord as additional insured.

(2)
Fire and Extended Coverage. In case of fire, sprinkler leakage, malicious mischief, vandalism and other extended coverage and property form must have loss of income for 12 month period for the full insurable replacement value of all additions, and of all office furniture, office equipment, merchandise and all other items of Tenant's property in the Leased Premises. Proceeds of Tenant's insurance covering its furniture, furnishings, and fixtures shall be payable solely to Tenant.

(3)
Worker's Compensation Coverage. Throughout the Term of this Lease Agreement , Tenant shall maintain in full force and effect employers liability policy or policies of statutory worker 's compensation insurance, in the amount required by law, issued by an insurance company reasonably acceptable to Landlord.

(4)
Certificate of Insurance. Upon the earlier of fifteen (15) days after the execution hereof or fifteen (15) days prior to the Commencement Date, Tenant shall furnish to Landlord policies or certificates evidencing such coverage and naming Landlord as additional insured on certificate, which certificates shall state that such insurance coverage may not be changed or cancelled without at least thirty (30) days prior written notice to Landlord and Tenant. In the event Tenant shall fail to procure such insurance, Landlord may, at its option, procure the same for the account of Tenant and the cost thereof shall be paid to Landlord as additional rent upon receipt by Tenant of bills therefor.

C.During the Term and any renewal term, Landlord shall maintain special form property insurance insuring the Building and Landlord 's contents, equipment, furniture and all other items of personal property of Landlord, located on or within the Building for the estimated full replacement value.
SEC. 30    WAIVER OF SUBROGATION: Landlord and Tenant hereby waive any rights each may have against the other, on account of any loss or damage occasioned to Landlord or Tenant, as the case may be, their respective property, the Leased Premises, its contents or to the other portion of the property arising from any risk covered by valid and enforceable fire and extended coverage insurance, to the extent of such coverage. Landlord and Tenant each agree to cause an endorsement to be furnished to their respective insurance policies recognizing this waiver of subrogation.
SEC. 31    AMENDMENT AND LIMITATION OF WARRANTIES
A.ENTIRE AGREEMENT: THIS LEASE AGREEMENT CONTAINS THE ENTIRE AGREEMENT OF THE PARTIES, ALL OTHER AND PRIOR REPRESENTATIONS, NEGOTIATIONS

19 of 51

AND AGREEMENTS HAYING BEEN MERGED HEREIN AND EXTINGUISHED HEREBY. NO MODIFICATION, WAIVER OR AMENDMENT OF THIS LEASE OR OF ANY OF ITS CONDITIONS OR PROVISIONS SHALL BE BINDING UPON EITHER PARTY HERETO UNLESS IN WRITING SIGNED BY BOTH PARTIES.
B.LIMITATIONS OF WARRANTIES: LANDLORD AND TENANT EXPRESSLY AGREE THAT THERE ARE AND SHALL BE NO IMPLIED WARRANTIES OF MERCHANTABILITY, HABITABILITY, FITNESS FOR A PARTICULAR PURPOSE OR OF ANY OTHER KIND ARISING OUT OF THIS LEASE, AND THERE ARE NO WARRANTIES WHICH EXTEND BEYOND THOSE EXPRESSLY SET FORTH IN THIS LEASE.
C.DECEPTIVE TRADE: TENANT WAIVES ITS RESPECTIVE RIGHTS UNDER THE DECEPTIVE TRADE PRACTICES - CONSUMER PROTECTION ACT, SECTION 17.41 ET. SEQ. BUSINESS & COMMERCE CODE, A LAW THAT GIVES CONSUMERS SPECIAL RIGHTS AND PROTECTIONS. AFTER CONSULTATION WITH AN ATTORNEY OF TENANT'S OWN SELECTION, TENANT VOLUNTARILY CONSENTS TO TIDS WAIYER.
SEC. 32    NOTICES: Whenever in this Lease Agreement it shall be required or permitted that notice or demand be given or served by either party to this Lease Agreement to or on the other, such notice or demand shall be given or served and shall not be deemed to have been given or served unless in writing and delivered personally or forwarded by Certified or Registered Mail, postage prepaid or other reputable common carrier guaranteeing next-day delivery, addressed as follows:

To the Landlord:	Ashbrook Land Ltd.
P.O. Box 36530
Houston, Texas 77236

To the Tenant:	Soliton Inc.
5304 Ashbrook Drive, Suite
Houston, Texas

With a copy to:	Soliton Inc.

Such addresses may be changed from time to time by either party by serving notice as above provided.
SEC. 33    BROKERS: Landlord and Tenant warrants that they have had no dealings with any real estate broker(s) or agent(s) in connection with the negotiation of this Lease Agreement except Transwestem as exclusive Agent for Landlord and ICO Commercial d/b/a Indermuehle & Co., Inc. as exclusive Agent for Tenant (the "Brokers") and that no real estate broker(s) agent(s) who is(are) might be entitled to a commission in connection with this Lease Agreement, except the Brokers. Tenant agrees to indemnify and hold harmless Landlord from and against any liability from all other claims for commissions arising from the negations of this Lease Agreement on behalf of the Tenant. Landlord agrees to indemnify and hold harmless Tenant from and against any liability from all other claims for commissions arising from the negotiations of this Lease Agreement on behalf of the Landlord.

20 of 51

SEC. 34    ESTOPPEL CERTIFICATES: From time to time after Tenant accepts the Leased Premises but no more often than twice during any calendar year, within ten (10) business days after request in writing therefor from Landlord, Tenant agrees to execute and deliver to Landlord, or to such other addressee or addresses as Landlord may designate (and Landlord and any such addressee may rely thereon), a statement in writing in the form of Exhibit "E" or in such other commercially reasonable form and substance satisfactory to Landlord (herein called "Tenant's Estoppel Certificate"), certifying to all or any part of the information provided for in Exhibit "E"as is reasonably requested by Landlord.
In the event Tenant fails to provide Tenant's Estoppel Certificate within fifteen (15) days after Landlord 's written request, Tenant shall be in default of this Lease.
SEC. 35    TIME OF ESSENCE: Time is of the essence of this Lease and all of its provisions in which performance is a factor.
SEC. 36    RENT INDEPENDENT: Subject always to the terms of Sections 13 and 14 above, Tenant acknowledges and agrees that Tenant 's obligation to pay rent hereunder is not dependent upon the condition of the Premises or the performance by Landlord of its obligations under this Lease, and that Tenant will continue to pay the rent provided for herein without abatement, setoff or deduction, unless otherwise specifically provided for herein, notwithstanding any breach by Landlord of its duties and obligations hereunder, express or implied.
SEC. 37    COMMON AREA SECURITY: TENANT SPECIFICALLY ACKNOWLEDGES THAT LANDLORD HAS NO DUTY TO PROVIDE SECURITY FOR ANY PORTION OF THE BUILDING, INCLUDING WITHOUT LIMITATION THE LEASED PREMISES AND COMMON AREA, AND TENANT HEREBY AGREES TO ASSUME SOLE RESPONSIBILITY AND LIABILITY FOR THE SECURITY OF ITSELF, ITS PERMITEES, AND THEIR RESPECTIVE PROPERTY, IN, ON OR ABOUT THE LEASED PREMISES. NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, TENANT EXPRESSLY ACKNOWLEDGES AND AGREES THAT TO THE EXTENT LANDLORD ELECTS TO PROVIDE ANY SECURITY, LANDLORD IS NOT WARRANTING THE EFFICACY OF ANY SUCH SECURITY PERSONNEL, SERVICES, PROCEDURES OR EQUIPMENT AND THAT TENANT IS NOT RELYING AND SHALL NOT HEREAFTER RELY ON ANY SUCH PERSONNEL, SERVICES, PROCEDURES OR EQUIPMENT. LANDLORD SHALL NOT BE RESPONSIBLE OR LIABLE IN ANY MANNER FOR FAILURE OF ANY SUCH SECURITY PERSONNEL, SERVICES, PROCEDURES OR EQUIPMENT TO PREVENT OR CONTROL, OR APPREHEND ANY ONE SUSPECTED OF, PERSONAL INJURY OR PROPERTY DAMAGE IN, ON OR AROUND THE BUILDING.
SEC. 38    LANDLORDS LIABILITY: If the Landlord shall be in default under this Lease and, if as a consequence of such default, Tenant shall recover a money judgment against Landlord (and the rents produced thereby), such judgment shall be satisfied only out of the right, title and interest of Landlord in the building as the same may then be encumbered and neither Landlord nor any person or entity comprising Landlord shall be liable for any deficiency. In no event shall Tenant have the right to levy execution against any property of Landlord nor any person or entity comprising Landlord other than its interest in the building and rents as herein expressly provided.
SEC. 39    ENVIRONMENTAL MATTERS:
A.As used herein, "Environmental Waste" means any pollutant, contaminant, toxic or hazardous waste, dangerous substance, potentially dangerous substance, noxious material, urea formaldehyde foam insulation, asbestos, petroleum, PCB, petroleum and its by-products or any other substances the removal of which is required, or the manufacture, preparation, production, generation, use,

21 of 51

maintenance, treatment , storage, transfer, handling or ownership of which is restricted , prohibited, regulated or penalized by any and all federal, state, county, or municipal statutes, or laws now or at any time hereafter in effect, including but not limited to, the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. § 9601 et seq.), the Hazardous Materials Transportation Act (49 U.S.C. § 1801 et seq.), the Resource Conservation and Recovery Act (41 U.S.C. " 6901 et seq.), the Federal Water Pollution Control Act (33 U.S.C. " 125 1 et seq.), the Clean Air Act (42 U.S.C. " 7401 et seq.), the Toxic Substance Control Act, as amended (15 U.S.C. " 2601 et seq.), the Occupational Safety and Health Act (29 U.S.C. " 651 et seq.), and the laws of the State of Texas, as these laws have been amended or supplemented, including any "waste" as defined by the Texas Water Quality Control Act, Tex. Water Code Ann. §§ 26.01-225 (Vernon 1988), and regulations promulgated thereunder, both as amended from time to time; (e) any "solid waste" as defined by the Texas Solid Waste Disposal Act, Tex. Health & Safety Code Ann. § 361.001, et seq. (Vernon 1992), and regulations promulgated thereunder, both as amended from time to time; (f) any "air contaminant" as defined by the Texas Clean Air Act, Tex. Health & Safety Code Ann., § 382.001, et seq. (Vernon 1992), and regulations promulgated thereunder, both as amended from time to time; (g) any "hazardous substance" as defined by the Texas Hazardous Substances Spill Prevention and Control Act, Tex. Water Code Ann. §§ 26.261-268 (Vernon 1988), and regulations promulgated thereunder, both as amended from time to time; (h) any "toxic chemical" as defined by the Texas Toxic Chemical Release Reporting Act, Tex. Health & Safety Code Ann. § 370.001, et seg. (Vernon 1992), and regulations promulgated thereunder, as amended from time to time.
B.As used herein, "Environmental Requirements" means the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. " 9601 et seq.), the Hazardous Materials Transportation Act (49 U.S.C. " 1801 et seq.), the Resource Conservation and Recovery Act (41 U.S.C. " 6901 et seq.), the Federal Water Pollution Control Act (33 U. S. C. " 1251 et seq.), the Clean Air Act (42 U.S.C. " 7401 et seq.), the Toxic Substance Control Act, as amended (15 U.S.C. " 2601 et seq.), the Occupational Safety and Health Act (29 U.S.C. " 651 et seq.), and the laws of the State of Texas, as these laws have been amended or supplemented , including the laws as described in Paragraph A above.
C.Tenant represents and warrants to Landlord that Tenant shall not cause or permit any Environmental Waste to be brought upon, generated, produced, kept, or used in or about the Leased Premises or the Building by Tenant or any of Tenant 's employees, agents, officers, directors, invitees, or licensees, unless (i) such Environmental Waste is necessary for Tenant's business (and such business is a permitted use) and (ii) Tenant first obtains the consent of Landlord, which consent may be withheld in Landlord's sole discretion. Landlord hereby consents to Tenant's use of Environmental Waste to the extent reasonably necessary in cleaning supplies and office use. Any request by Tenant for such consent shall be in writing and shall demonstrate to the satisfaction of Landlord in its sole discretion that such Environmental Waste will be stored, used, and disposed of in a manner that complies with all applicable Environmental Requirements.
D.Tenant shall promptly deliver to Landlord copies of any reports made to or received from any governmental entity arising out of or relating to any Environmental Waste on or from the Leased Premises, including without limitation, any emergency plans or inventories of Environmental Wastes submitted to any such governmental entity pursuant to any Environmental Requirement and copies of all hazardous waste manifests reflecting the disposal of all Environmental Wastes removed by Tenant from the Leased Premises. If at any time Tenant shall become aware or have reasonable cause to believe that any Environmental Waste, other than those already known by Landlord or permitted under this Lease, have come to be located in or about the Leased Premises, or that any known Environmental Wastes have been or may be released into the environment, Tenant shall immediately give notice thereof to Landlord.
E.Tenant shall at its expense fully comply with all Environmental Requirements , prudent industry practices and the reasonable recommendations of Landlord or any environmental consultant

22 of 51

("Consultants") retained by Landlord regarding the use, handling, disturbance, management or disposal of Environmental Wastes. Tenant shall cause all Environmental Wastes removed from the Leased Premises to be removed and transported solely by duly licensed haulers to duly licensed facilities for final disposal and shall provide Landlord with evidence of such property disposal, including without limitation, all manifests (which manifests shall list Tenant as the generator of all such Environmental Wastes). Upon expiration or earlier termination of the Term of this Lease, Tenant shall cause to be removed from the Leased Premises, all Environmental Wastes that Tenant or any employee, officer, director, agent, licensee, or invitee of Tenant caused or permitted to be located there.
F.TENANT AGREES TO INDEMNIFY, DEFEND AND HOLD LANDLORD HARMLESS FROM AND AGAINST ANY AND ALL CLAIMS, LIABILITIES, PENALTIES FINES, JUDGMENTS, FORFEITURES, LOSSES (INCLUDING WITHOUT LIMITATION REASONABLE ATTORNEYS' FEES, CONSULTANT FEES, EXPERT FEES, AND COSTS) ARISING OUT OF OR IN CONNECTION WITH THE REMOVAL, STORAGE, TRANSPORTATION AND DISPOSAL OF ENVIRONMENTAL WASTE BROUGHT UPON, GENERATED, PRODUCED, KEPT, OR USED IN OR ABOUT THE LEASED PREMISES OR THE BUILDING BY TENANT OR ANY OF TENANT'S EMPLOYEES, AGENTS, OFFICERS, DIRECTORS, INVITEES, OR LICENSEES (COLLECTIVELY, "TENANT'S WASTE"); THE TENANT'S FAILURE TO COMPLY WITH ANY AND ALL ENVIRONMENTAL REQUIREMENTS IN CONNECTION WITH ENVIRONMENTAL WASTE; ANY CLAIMS MADE BY ANY OF TENANT'S EMPLOYEES, AGENTS, OFFICERS, DIRECTORS, LICENSEES OR INVITEES ARISING OUT OF THE PRESENCE, REMOVAL, STORAGE OR TRANSPORTATION OF TENANT'S WASTE ON OR FROM THE LEASED PREMISES; AND TENANT'S USE, ANALYSIS, STORAGE, TRANSPORTATION, DISPOSAL, RELEASE, THREATENED RELEASE, DISCHARGE OR GENERATION OF ANY ENVIRONMENTAL WASTES IN, ON, UNDER, TO, ABOUT OR FROM THE LEASED PREMISES. NOTWITHSTANDING ANYTHING TO THE CONTRARY, TENANT SHALL NOT BE LIABLE FOR (1) ENVIRONMENTAL WASTE EXISTING IN THE BUILDING OR THE LEASED PREMISES PRIOR TO THE TERM, OR (2) ANY ENVIRONMENTAL WASTE OTHER THAN TENANT'S WASTE.
G.Landlord (by its officers, employees and agents) at any time and at reasonable times and intervals thereafter, may contract for the services of Consultants to perform environmental site assessments ("Site Assessments") on the Leased Premises for the purpose of determining whether there exists on the Leased Premises any environmental condition which could reasonably be expected to result in any liability, cost or expense to the owner, occupier or operator of such Leased Premises arising under any state, federal or local law, rule or regulation relating to Environmental Waste. The Site Assessments may be performed at any time or times, upon reasonable notice, and under reasonable conditions established by Tenant which does not impede the performance of the Site Assessments. The Consultants are hereby authorized to enter upon the Leased Premises for such purposes. The Consultants are further authorized to perform both above and below the ground testing for environmental damage or the presence of Environmental Waste on the Leased Premises and such other tests on the Leased Premises as may be necessary to conduct the Site Assessments in the reasonable opinion of the Consultants. Tenant will supply to the Consultants such historical and operational information regarding the Leased Premises as may be reasonably requested by the Consultants to facilitate the Site Assessments and will make available for meetings with the Consultants appropriate personnel having knowledge of such matters. On request, Landlord shall make the results of such Site Assessments fully available to Tenant, which (prior to an event of default) may at its election participate under reasonable procedures in the direction of such Site Assessments and the description of tasks of the Consultants. The reasonable cost of performing such Site Assessments shall be paid by Tenant within thirty (30) days of demand by Landlord. Tenant shall in all events immediately within thirty (30) days of demand reimburse Landlord upon demand for any clean-up costs expended by Landlord.

23 of 51

H.The provisions contained in this Section 39 shall expressly survive the expiration or termination of this Lease.
SEC. 40    EXHIBITS: Exhibits A through G are attached hereto and made a part of this Lease Agreement.

24 of 51

IN WITNESS WHEREOF, Landlord and Tenant, acting herein by duly authorized individuals, have caused these presents to be executed in multiple counterparts, each of which shall have the force and effect of an original on this 16th day of July , 2015.

LANDLORD:

Ashbrook Land Ltd.

By:	/s/ Ben B. McAndrew, III
Name:	Ben B. McAndrew, III on behalf of Peter M. Way
Title	President

TENANT:

Soliton Inc.

By:	/s/ Lori Bisson
Name:	Lori Bisson
Title:	Chief Financial Officer

25 of 51

EXHIBIT A
LEGAL DESCRIPTION OF THE BUILDING

All that certain 0.43967 acre tract of land out of Lots 19 and 20, Block l. Little Farms Subdivision as shown on Map or Plat recorded in Volume 301, Page 41, Deed Records, Harris County, Texas; being more particular described by metes and bounds as follows:
BEGINNING at a l/2" iron rod located in the north line of Ashbrook Drive and being West - 100.00 feet: from a 5/8" iron rod located at the intersection of the said north line of Ashbrook Drive and the west line of Royalton Street;
THENCE continue West - 112.00 feet along the said north line·of Ashbrook Drive to a 1/2" iron rod for a corner;
THENCE North 00°05' 11" East - 171.00 feet to a 1/2" iron rod for a corner;
THENCE East - 112.00 feet to a 1/2" iron rod for a corner;
THENCE South 00°05' 11" West - 171.00 feet along a fence line to THE PLACE OF BEGINNING: and containing 19,152 square feet or 0.43967 acres of land;
Together with all right, title and interest granted in that certain 20 Easement Agreement dated July 27 , 1978, providing for ingress and egress for the above described adjoining property, refuse to which instrument is hereby made for all purposes, said instrument being filed for record in the Office of the County Clerk of Harris County, Texas, on the 1 day of August , 1978, under Clerk's File Number F705378 .

26 of 51

EXHIBIT A-1
FLOOR PLAN - TEMPORARY LEASED PREMISES

27 of 51

EXHIBIT A-2
FLOOR PLAN – LONG-TERM LEASED PREMISES

0 5' 10' 20'
POTENTIAL GROWTH OFFICES
OPEN TO BELOW
Sound enclosure for air compressor; 220v 3 phase
NEW LIFT BY OWNER; CONTRACTOR TO PROVIDE 220v 3 phase
Lower Lift Entrance
NEW METAL STAIR
VENTHOOD
FABRICATION
MACHINING
Assembly Bench
Lathe
FABRICATION
XXXX
PLASTIC CURTAIN
ANALYSIS
FLOOR DRAIN
Bench
VCT
SHOP
XXXX
STORAGE
Shelving
Janitor Sink
OFFICE
XXXX
LOCKED
LVT
42" AFF
42" AFF
42"AFF
COPY / STORAGE
XXXX
+60" AFF
+60" AFF
*EXISTING CEILING TO REMAIN
OPEN AREA
XXXX
CPT-1
FEATURE WALL
BOARDROOM
XXXX
N.I.C.
MEN
XXXX
WOMEN
XXXX
+42" GFI
BREAK
XXXX
NORTH
W
E
S

28 of 51

EXHIBIT A-3
RESERVED PARKING LOCATION

29 of 51

EXHIBIT "B"
OPERATING EXPENSES COMPUTATION

1.Operating Expense Exclusions. The following are, without limitation, examples of costs excluded from the computation of Operating Expenses:

(a)	leasing commissions, attorneys' fees, costs and disbursement and other expenses incurred in connection with leasing, renovating or improving space for tenants or prospective tenants of the Building;

(b)	costs (including permit, license and inspection fees) incurred in renovating or otherwise improving or decorating, painting or redecorating space for tenants or vacant space;

(c)
Landlord's costs of any services sold to tenants for which Landlord is entitled to be reimbursed by such tenants as an additional charge or rental payable under the lease with such tenant or other occupant;

(d)	any depreciation and amortization on the Building except as expressly permitted herein;

(e)	costs incurred due to violation by Landlord of any of the terms and conditions of this Lease or any other lease relating to the Building;

(f)	interest on debt or amortization payment s on any mortgages or deeds of trust or any other debt for borrowed money; or Rent under any ground Lease;

(g)
all items and services for which Tenant reimburses Landlord outside of Operating Expenses or pays third persons or which Landlord provides selectively to one or more tenants or occupants of the Building (other than Tenant) without reimbursement;

(i)	advertising and promotional expenditures;

(j)	repairs or other work occasioned by fire, windstorm or other work paid for through insurance or condemnation proceeds;

(k)
costs, penalties and fines incurred due to the violation by Landlord or any other tenant of the Building of applicable laws, or the terms and conditions of any lease pertaining to the Building, except such as may be incurred by Landlord in contesting in good faith the alleged violation.

(1)
The cost of any improvements, repairs, alterations, additions, changes, replacements, equipment, tools and other items which under generally accepted accounting principles are required to be classified as capital expenditures (whether incurred directly or through a lease or service contract or otherwise) except as expressly permitted in paragraph 2 below.

2.Operating Expense Examples. The following are, without limitation, examples of costs included within the computation of Operating Expenses:

30 of 51

(c)
insurance premiums (including, without limitation, property, rental value, liability and any other types of insurance carried by Landlord with respect to the Building, the costs of which may include an allocation of a portion of the premium of a blanket insurance policy maintained by Landlord), which are normal for a project similar to Building as is located within a 5 mile radius of the Building ("Insurance");

(e)
business or excise taxes payable on account of Landlord's ownership or operation of the Building (excluding any inheritance, estate succession, transfer, gift, corporation, income or profits tax imposed upon Landlord);

(t)
real estate taxes, assessments, excises, and any other governmental levies and charges of every kind and nature whatsoever, general and special, extraordinary and ordinary, foreseen and unforeseen, which may during the Term be levied or assessed against, or arising in connection with the use, occupancy, operation or possession of, the Building, or any part thereof, or substituted, in whole or in part, for a real estate tax, assessment, excise or governmental charge or levy previously in existence, by any authority having the direct or indirect power to tax, including reasonable costs and fees (including attorneys' fees) incurred by Landlord in contesting or negotiating with taxing authorities as to same ("Taxes");

(g)	utilities for the Common Areas and the outside of the Building (including any surface parking lighting);

(h)
operation, maintenance, and repair (to include replacement of components) of the Building, including but not limited to all floor, wall and window coverings and personal property in the Common Areas, Building systems such as heat, ventilation and air conditioning system, and all other mechanical or electrical systems serving the Building and the Common Areas and service agreements for all such systems and equipment ;

(i)	charges for any easement maintained for the benefit of the Building;

(j)	license, permit and inspection fees;

(k)
compliance with any fire safety or other governmental rules, regulations, laws, statutes, ordinances or requirements imposed by any governmental authority or insurance company with respect to the Building during the Term hereof;

(1)
wages, salaries, employee benefits and taxes (or an allocation of the foregoing) for personnel working full or part time directly in connection with the operation, maintenance and management of the Building;

(m)
accounting and legal services directly relating to the Building (but excluding legal services in connection with negotiations and disputes with specific tenants unless the matter involved affects all tenants of the Building);

(n)
administrative and management fees (set at four percent (4%) of gross rents) for the Building together with Landlord's overhead expenses, as herein defined, directly attributable to Building management. Overhead expenses are defined as costs directly

31 of 51

attributable to the operation of the Building and or used directly by building management and employees including costs such as telephone, internet, office and printing supplies; and other costs directly used in the operations of the Building.

(o)	indoor or outdoor landscaping;

(p)
depreciation (or amortization) of Required Capital Improvements and Cost Savings Improvements. "Required Capital Improvements"' will mean capital improvements and governmentally mandated improvements or modifications or replacements made in or to the Building in order to conform to any law, ordinance, rule, regulation or order of any governmental authority having jurisdiction over the Building, including, without limitations, The Disabilities Acts but only to the extent that such law, ordinance, rule, regulation or order was not applicable to the Building at the time it was constructed. "Cost Savings Improvements" will mean any capital improvements or replacements which are reasonably intended to reduce, stabilize or limit increases in Operating Expenses. [The cost of Cost Savings Improvements will be amortized by spreading such costs uniformly over a term equal to the lesser of (a) the period of years over which the amount by which Operating Expenses are reduced would be equal to the cost of such installation or (b) ten (10) years. The cost of Required Capital Improvements and depreciable (or amortizable) maintenance and repair items (e.g., painting of Common Areas, replacement of carpet in elevator lobbies), will be amortized by spreading such costs uniformly over a term equal to the lesser of (a) the period employed by Landlord for federal income tax purposes or (b) ten (10) years.]

(q)	Reasonable interest upon the undepreciated (or unamortized) balance of the original cost of items which Landlord is entitled to depreciate (or amortize) as an Operating Expense;

(r)	expenses and fees (including reasonable attorneys' fees) incurred contesting of the validity or applicability of any governmental enactments which may affect Operating Expense; and

(s)
the costs incurred by Landlord for (i) any and all forms of fuel or energy utilized in connection with the operation, maintenance, and use of the Building, (ii) sales, use, excise and other taxes assessed by governmental authorities on energy sources, and (iii) other costs of providing energy to the Building.

(t)
the cost of Common Area services which are provided by Landlord for the mutual benefit of all tenants, including all expenses incurred by landlord with respect to the maintenance and operation of the Building and/or Building of which the Premises are a apart. These services may include, but are not limited to, general landscaping, mowing of grass, care of shrubs (including replacement of expired plants); operation and maintenance of lawn sprinkler system; operation and maintenance of exterior lighting; repainting of exterior surfaces of truck doors, handrails, downspouts, and other parts of the Building which require periodic preventive maintenance; parking lot maintenance; pro rata share of the Building's Common Area maintenance;

(u)	Landlord will credit against Operating Expenses any refunds received as a result of tax contests, after deduction for Landlord's costs in connection with same.

(v)	The foregoing provisions of this Exhibit "B" will not be deemed to require Landlord to

32 of 51

furnish or cause to be furnished any service or facility not otherwise required to be furnished by Landlord pursuant to the provisions of this Lease, although Landlord, m Landlord's absolute discretion, may choose to do so from time to time.

33 of 51

"EXHIBIT C"
PARKING RULES AND REGULATIONS

Building:	5304 Ashbrook Drive

Landlord:	Ashbrook Land Ltd

Tenant:	Soliton Inc.
So long as the Lease Agreement of which this Exhibit "C" is a part shall remain in effect, Tenant or persons designated by Tenant shall lease parking spaces as provided in Section 1 B of this Lease Agreement. Tenant shall comply with the Building Parking Rules and Regulations as follows:

1.	Cars must be parked entirely within the stall lines painted on the floor.

2.	All directional signs and arrows must be observed .

3.	The speed limit shall be five (5) miles per hour.

4.	Parking prohibited:

(a)	in areas not striped for parking

(b)	in aisles

(c)	where "no parking" signs are posted

(d)	on ramps

(e)	in cross-hatched areas

(f)	in spaces reserved for exclusive use by designated tenants

(g)	in such other areas as may be designated by Landlord or Landlord's agent(s).

5.
Parking stickers or any other device or form of identification supplied by Landlord shall remain the property of Landlord and shall not be transferable. There will be a reasonable replacement charge payable by Tenant equal to the amount posted from time to time by Landlord for loss of any magnetic parking card or parking sticker.

6.	Garage managers or attendants are not authorized to make or allow any exceptions to these Rules and Regulations.

7.	Every parker is required to park and lock his own car. All responsibility for damage to cars or persons is assumed by the parker.

8.	Landlord has the right to make reasonable changes the above parking rules provided they do not adversely and materially affect Tenant or its invitees, patents, or employees.
Failure to promptly pay the Rent required in this Lease Agreement or persistent failure on the part of Tenant or Tenant's designated parkers to observe the Rules and Regulations above shall give Landlord the right to terminate Tenant's right to use the parking structure. No such termination shall create any liability on Landlord or be deemed to interfere with Tenant's right to quiet possession of its Leased Premises.

34 of 51

EXHIBIT C-1

RULES AND REGULATIONS

The following standards shall be observed by Tenant for the mutual safety, cleanliness and convenience of all occupants of the Building. These rules are subject to change from time to time, as specified in the Lease Agreement.

1.
All tenants will refer all contractors' representatives and installation technicians who are to perform any work within the Building to Landlord for Landlord's supervision, approval and control before the performance of any such work. This provision shall apply to all work performed in the Building including, but not limited to, installations of telephones, computer equipment , electrical devices and attachments, and any and all installations of every nature affecting floors, walls, woodwork, trim, windows, ceilings, equipment and any other physical portion of the Building. Tenant shall not mark, paint, drill into, or in any way deface any part of the Building or the Leased Premises, except with the prior written consent of the Landlord, and as the Landlord may direct.

Landlord shall at its sole discretion have the right to approve or disapprove any and all Contractors and subcontractors who perform any work in the building. All Contractors and subcontractors shall be required to be provided acceptable certificates of insurance to Landlord naming Landlord as additional insured.

2.
With respect to Tenant's initial move into the Leased Premises, movement of furniture or office equipment in or out of the Building, or dispatch or receipt by Tenant of any heavy equipment, bulky material or merchandise which requires use of elevators or stairways, or movement through the Building's service dock or lobby entrance shall be restricted to such hours as Landlord shall designate. All such movement shall be in a manner to be agreed upon between Tenant and Landlord in advance. Such prior arrangements shall be initiated by Tenant. The time, method and routing of movement and limitations for safety or other concern which may prohibit any article, equipment or other item from being brought into the Building shall be subject to Landlord's discretion and control. Any hand trucks, carryalls or similar appliances used for the delivery or receipt of merchandise or equipment shall be equipped with rubber tires, side guards and such other safeguards as the Building shall require. Although Landlord or its personnel may participate in or assist in the supervision of such movement, Tenant assumes fmal responsibility for all risks as to damage to articles moved and injury to persons or property engaged in such movement, including equipment , property and personnel of Landlord if damaged or injured as a result of acts in connection with carrying out this service for Tenant, from the time of entering the property to completion of work. Landlord shall not be liable for the acts of any person engaged in, or any damage or loss to any of said property or persons resulting from any act in connection with such service performed for Tenant. For the avoidance of doubt this paragraph 2 only applies to Tenant's initial move into the Leased Premises and not to any other movement during the Term.

3.
No sign, advertisement or notice shall be displayed, painted or affixed by Tenant, its agents, servants or employees, in or on any part of the outside or inside of the Building or Leased Premises without prior written consent of Landlord (which consent shall not be unreasonably withheld or delayed), and then only of such color, size, character, style and material and in such places as shall be approved and designated by Landlord. Signs on doors and entrances to the Leased Premises shall be placed thereon by Landlord.

35 of 51

4.
Tenant shall not place, install or operate on the Leased Premises or in any part of the Building any engine, refrigeration, heating or air conditioning apparatus, stove or place or use in or about the Leased Premises any inflammable, explosive, hazardous solvents or materials without the prior written consent of Landlord. No portion of the Leased Premises shall at any time be used for cooking, sleeping or lodging quarters. Tenant may use coffee pots, refrigerators or microwaves in Leased Premises.

5.	Tenant shall not make or permit any loud or improper noises above 100 decibels in the Building or otherwise interfere in any way with other tenants.

6.
Landlord will not be responsible for any lost or stolen personal property or equipment from the Leased Premises or public areas, regardless of whether such loss occurs when the area is locked against entry or not.

7.
Tenant, or the employees, agents, servants, visitors or licensees of Tenant, shall not, at any time or place, leave or discard rubbish, paper, articles or objects of any kind whatsoever outside the doors of the Leased Premises or in the corridors or passageway s of the Building. No animals, bicycles of any description shall be brought into or kept in or about the Building.

8.
No additional lock or locks shall be placed by Tenant on any door in the Building unless written consent of Landlord shall have first been obtained. Eight (8) keys will be furnished by Landlord for the Leased Premises and exterior entrance doors, and any additional key required must be obtained from Landlord . A reasonable charge will be made for each additional key furnished. All keys shall be surrendered to Landlord upon termination of tenancy.

9.	None of the entries, passages, doors, hallways or stairways in the Building shall be blocked or obstructed.

10.
Landlord shall have the right to reasonably determine and prescribe the weight and proper position of any unusually heavy equipment, including computers, safes, large files, etc., that are to be placed in the Building, and only those which in the exclusive judgment of the Landlord will not do damage to the floors, structure and/or elevators may be moved into the Building. Any damage caused by installing, moving or removing such aforementioned articles in the Building shall be paid for by Tenant.

11.	All Christmas and other decorations must be constructed of flame retardant materials. Live Christmas trees are not permitted in the Leased Premises.

12.
Tenant shall provide Landlord with a list of all personnel authorized to enter the Building after hours (6:00 p.m . to 7:00 a.m. Monday through Friday, 2:30 p.m. to 7:00 a.m. Saturdays, and 24 hours a day on Sundays and holidays).

13.
The following dates shall constitute "holidays" as said term is used in this Lease Agreement: New Year's Day, Memorial Day, Independence Day, Labor Day, Thanksgiving and the Friday following Thanksgiving Day, Christmas and any other holiday recognized and taken by tenants cumulatively occupying at least one-half of the net rentable area of office space of the Building.

14.	Tenant shall notify Landlord of furniture or equipment to be removed from the Building after hours. Description and serial numbers shall be provided if requested by Landlord.

36 of 51

15.
Any additional services as are routinely provided to tenants, not required by the Lease Agreement to be performed by Landlord, which Tenant requests Landlord to perform, and which are performed by Landlord, shall be billed to Tenant at Landlord's cost plus ten percent (10%).

16.	All doors leading from public corridors to the Leased Premises are to be kept closed when not in use.

17.	Canvassing, soliciting or peddling in the Building is prohibited and Tenant shall cooperate to prevent same.

18.
Tenant shall give immediate notice to the Building Manager in case of accidents in the Leased Premises or in the Building or of defects therein or in any fixtures or equipment, or of any known emergency in the Building.

19.	Tenant shall not use the Leased Premises or permit the Leased Premises to be used for photographic, multilith or multigraph reproductions, except in connection with its own business.

20.
The requirements of Tenant will be attended to only upon application to the Landlord. Employees of Landlord shall not perform any work or do anything outside of their regular duties, unless under special instructions from the Landlord.

21.	Tenant, or the employees, agents, servants, visitors or licensees of Tenant shall abide by the rules and regulations included in the Parking Agreement attached hereto as Exhibit "C".

22.
Landlord reserves the right to rescind any of these Rules and Regulations of the Building, and to make such other and further rules and regulations as in its reasonable and good faith judgm ent shall from time to time be needful for the safety, protection, care and cleanliness of the Building, the Leased Premises the operation thereof, the preservation of good order therein and the protection and comfort of the other tenants in the Building and their agents, employees and invitees, which rules and regulations, when made and written notice thereof is given to Tenant, shall be binding upon Tenant in like manner as if originally herein prescribed.

23.
Tenant, or its employees, agents, servants, visitors, invitees or licensees of Tenant, shall not smoke or permit to be smoked cigarettes, cigars or pipes within the Leased Premises or Building. Smoking shall be confined to area(s) designated by Landlord. Landlord shall have no obligation to Tenant for failure of another tenant, its employees, agents, servants, visitors, invitees or licensees to comply with this paragraph.

24.	These rules and regulations shall be applied by Landlord to all lessees/tenants in the Building on an equal and non-discriminating basis.

37 of 51

EXHIBIT D
OTHER PROVISIONS AND TENANT IMPROVEMENTS ALLOWANCE

Building:	5304 Ashbrook Drive

Landlord:	Ashbrook Land Ltd

Tenant:	Soliton Inc.

A.	TENANT IMPROVEMENT ALLOWANCE
Provided Tenant is not in default of this Lease Agreement, Landlord shall provide an allowance equal to $7.00 per square foot of the Long-Tenn Leased Premises which shall be Forty-Five Thousand Five Hundred and No/100 Dollars ($45,500.00) (the "Allowance") which must be used for the Long-Tenn Leased Premises and is subsequent to the fulfillment of all of the following requirements:

1.	Completion of the Tenant Improvements in accordance with Exhibit D-1, lien free and in a manner satisfactory to Landlord;

2.	Presentation to Landlord, in form and detail satisfactory to Landlord, of:
a.Tenant's contractor's sworn statement showing that the amount requested by Tenant has been spent by Tenant on the Long-Term Leased Premises and listing all subcontractors and material suppliers and amounts which they were to be paid and were paid for work performed for or on the Long-Term Leased Premises or for materials supplied for Tenant;
b.Tenant's architect shall provide a notarized final lien waiver indicating that the architect has been paid in full;
c.Tenant's contractor's notarized final lien waiver;
d.Notarized final lien waivers from all subcontractors and material suppliers providing goods and services; and

3.	Presentation to Landlord of unconditional Certificate of Occupancy from all applicable governmental authorities.
The foregoing terms shall be a condition precedent to Tenant's right to receive its Allowance, and no portion of said sum shall vest in Tenant, nor shall Tenant sell, assign, encumber or create a security interest in such Allowance prior to full compliance with the foregoing terms. Landlord shall be entitled to any unpaid portion of the Allowance in an event of a default by Tenant, beyond applicable notice and cure periods, even if Tenant shall have paid all or a portion of the cost of the Tenant Improvements.
Said Allowance shall be applied to all costs of Tenant Improvements including, architectural and engineering services, permitting, labor, construction management fees and materials relating to construction within the Long-Term Leased Premises. Allowance may not be used for furniture or equipment. In the event that such construction costs are greater than the Allowance, then such overage shall be the sole responsibility of the Tenant. In the event that the cost of the Tenant Improvements are less than the amount of the Allowance, in no instance shall the Landlord permit the balance of the Allowance to be applied as a rent payment by Tenant. In the event Landlord acts as construction manager Landlord shall charge a construction management fee of 5%.

38 of 51

B.	TERMINATION OPTION
Provided Tenant is not then in default, Tenant shall have the right to terminate this Lease Agreement after the first consecutive thirty-nine (39) months of the Term provided that Tenant provides Landlord at least six (6) months prior written notice and thereafter tenders to Landlord on the termination date an amount equal to the sum of (a) the unamortized portion of the Allowance and broker fees expended by Landlord, plus an amount equal to one (1) month of Base Rent at the then current rate.

C.	RENEWAL OPTION
Provided that Tenant is not in default under this Lease Agreement beyond any notice and cure period, Tenant shall have the one time right to renew and extend this Lease Agreement as it applies to all, not part of the Long-Term Leased Premises for one (1) additional term of three (3) years at the Base Rent as defined below (the "Option") by providing written notice to Landlord no later than nine (9) months prior to the expiration date of the primary Term of this Lease Agreement. In such event, the Term of this Lease Agreement (and the terms and provisions thereof) shall be extended and shall continue and shall be subject to the following provisions:

a.
BASE RENT: Tenant shall pay base rent to Landlord in monthly installments in an amount equal to the prevailing Market Rate, as defined below, for comparable space. Landlord shall, in good faith, determine such "Market Rental Rate" and notify the Tenant thereof within 30 days after receipt of Tenant's exercise of the option to extend as set out above. Tenant will then have thirty (30) days to accept, decline, or accept and utilize a baseball style arbitration to resolve any dispute.

b.	Landlord shall not be obligated to make any alterations or improvements to the Leased Premises unless expressly agreed to by the parties.

c.
The term "Market Rental Rate" shall mean, or the date such determination is being made, the rate a willing Tenant would pay and a willing Landlord would accept, neither being under any compulsion to lease and both having reasonable knowledge of the relevant facts, considering the highest and most profitable use of the Leased Premises if offered for lease in the open market with a reasonable period of time in which to consummate a transaction. Specifically, factors including (but not limited to) location and quality of the building, term or length of lease, parking charges and quality and condition of existing leasehold improvements shall be considered to be relevant (including leasehold improvements or other allowances and/or Landlord concessions if such are commonly being offered by Landlord or other Landlords in the market).

d.
In the event Landlord has not received written notice of Tenant's intention and desire to exercise the Option to lease the Long-Term Leased Premises for the extended Term nine (9) months prior to the expiration of the primary Term of this Lease Agreement, such Option shall expire and the Lease shall terminate at the end of the primary Term.

D.	RIGHT OF FIRST REFUSAL
Tenant shall have, and is hereby granted, a continuing right of first refusal to lease (the "Right of First Refusal") the Temporary Leased Premises and any portion of the First Floor (the "ROFR Premises"). Tenant may exercise the Right of First Refusal only if at the time of exercise or thereafter, (i) no event of default then exists under the Lease Agreement and remains uncured and (ii) Tenant is in possession of the Long-Term Leased Premises. If Landlord receives a bona fide third party proposal to lease any of the ROFR Premises that Landlord desires to accept, Landlord will contemporaneously submit a

39 of 51

proposal to Tenant upon the same terms (a "Refusal Lease Proposal"). Tenant shall have a period of seven (7) business days after receipt of a Refusal Lease Proposal to irrevocably and unconditionally exercise, by written notice to Landlord, its Right of First Refusal to lease the ROFR Premises which is the subject of the Refusal Lease Proposal upon the terms of the Refusal Lease Proposal; provided that all other terms contained in this Lease Agreement shall apply. If Tenant does not exercise a Right of First Refusal within such seven (7) business day period , the Right of First Refusal shall be waived with respect to such space. If Landlord does not receive written notice from Tenant of its exercise of the Right of First Refusal within said seven (7) business day period or Tenant expressly rejects the Refusal Lease Proposal, Tenant's Right of First Refusal shall terminate with respect to that particular ROFR Premises. Upon request of Landlord at any time after exercise by Tenant of the Right of First Refusal, Tenant shall execute and deliver to Landlord an amendment to the Lease specifying (a) the commencement date, (b) the Base Rent schedule for the ROFR Premises, (c) the rentable area of such ROFR Premises, (d) the revised Tenant's pro rata share and (e) any other terms applicable to Tenant's lease of the ROFR Premises, but an otherwise valid exercise of a Right of First Refusal shall be fully effective, whether or not such amendment is executed.

40 of 51

ATTACHMENT D-1
WORK LETTER TO
LEASE AGREEMENT
BETWEEN
Ashbrook Land Ltd.
AND
Soliton Inc.

This Rider sets forth the respective obligations of, and the procedures to be followed by, Landlord and Tenant in the design and construction of those improvements for Tenant's use and occupancy of the Long-Term Leased Premises.

A.	The "Tenant Improvements" will consist of leasehold improvements including cosmetic improvements with in the Long-Term Leased Premises.

B.	Landlord will pay costs of construction not to exceed $45,500.00, provided all requirements set forth in Exhibit "D" are met. Tenant shall pay all costs in excess of $45,500.00.

C.
The Tenant Improvements, which Tenant shall not cause to begin until after Tenant has provided Landlord with evidence, reasonably satisfactory to Landlord, that it has obtained the Funding, shall be in strict accordance with Exhibit "D-2" attached hereto.

D.	Construction.

1.	Tenant shall be responsible for selection or approval of contractor subject to written approval by Landlord of Tenant' s selection.

2.
Tenant shall be responsible for the Tenant Improvements and shall take adequate precautions to protect the Building and property grounds from damage as the result of the Tenant Improvements. Tenant shall be responsible for the cost of repairs of any damage caused to the grounds, Building, foundation, parking structures, and any other structure or fixture on the Leased Premises.

3.	Landlord does not warrant any contractor selected or the work provided by such contractor.

E.
Liability - The parties acknowledge that Landlord is not an architect or engineer, and that the Tenant Improvements will be designed and performed by independent architects, engineers and contractors of Tenant. Accordingly, Landlord does not guarantee or warrant that the Tenant Improvements will be free from errors or omissions, nor that the Tenant Improvements, including but not limited project management as provided by Landlord, if any, will be free from defects, and Landlord will have no liability therefore.

F.	Tenant shall cause the contractor and any subcontractors to comply with building rules and regulations.

G.
Prior to commencement of the Tenant Improvements and until completion thereof, Tenant shall effect and maintain Builder's Risk Insurance covering Landlord, Tenant, Tenant's contractors and Tenant's subcontractors, as their interest may appear against loss or damage by fire, vandalism and malicious mischief and such other risks as are customarily covered by a standard "All Risk" policy of insurance protecting against all risk of physical loss or damage to all Tenant Improvements in place and all materials stored at the site of the Tenant Improvements, and all materials, equipment, supplies and temporary structures of all kinds incidental to the Tenant Improvements, and equipment, all while forming a part of or contained in such improvements or temporary structures, or while on the Leased Premises or within the Building, all to the actual replacement cost thereof at all times on a completed value basis. In addition, Tenant agrees to indemnify and hold Landlord harmless against any and all claims for injury to persons or damage to property by reason of the use of the Leased Premises for the performance of the Tenant Improvements, and claims, fines, and penalties arising out of any failure of Tenant or its agents,

41 of 51

contractors and employees to comply with any law, ordinance, code requirement, regulations or other requirement applicable to the Tenant Improvements and Tenant agrees to require all contractors and subcontractors engaged in the performance of the Tenant Improvements to effect and maintain and deliver to Tenant and Landlord, certificates evidencing the existence of, and covering Landlord, Tenant and Tenant's contractors, prior to commencement of the Tenant Improvements and until completion thereof, the following insurance coverages:

i.	Workmen's Compensation and Occupational Disease insurance in accordance with laws of the State of Texas and Employer's Liability Insurance with limits of not less than $1,000,000.00 per occurrence.

ii.
Commercial General Liability Insurance affording protection for bodily injury, death, personal iajury and property damage, and including coverage for contractual liability, independent contractors, completed operations and products liability with limits of not less than $2,000,000.00 combined single limit per occurrence.

iii.
Comprehensive Automobile Liability Insurance, including coverage for "non-owned" automobiles, for property damage, bodily injury, including death resulting therefrom with limits of not less than $1,000,000.00 for any one occurrence combined single limit.

iv.	Owners and contractors protective liability coverage for an amount not less than $1,000,000.00.
Notwithstanding anything to the contrary, Tenant shall be deemed to have satisfied its insurance requirements set forth in this Section G if Tenant's contractor obtains the insurance coverages listed above in items (i) through (iv) and name's Tenant and Landlord as additional insured parties.

H.
Any review and/or inspections performed in accordance with the Americans with Disability Act(s), Architectural Barriers Texas Accessibility Standards, and any other related rules and regulations shall be performed by a licensed reviewer/inspector as designated by Landlord. The cost of such review and inspection shall be applied towards the Allowance.

I.	With respect to any labor performed or materials furnished by Tenant at the Leased Premises, the following shall apply:

1.
All such labor shall be performed and materials furnished at Tenant's own cost, expense, and risk. Labor and materials used in the installation of Tenant's equipment, fixtures, and furnishings, and in any other work at the Leased Premises performed by Tenant, will be subject to Landlord's prior written approval. Any such approval by Landlord of Tenant's labor shall is conditioned upon Tenant's labor working in harmony with and not interfering with either Landlord' s or the other tenant's labor, mechanics, or contractors. Landlord shall have the right to approve such construction and noise levels and may require such work that will create noise, dust, or disturb other tenants to be performed after hours or on weekends. Any delivery of materials shall be done during weekends, or before or after normal building hours unless approved in advance by Landlord. With respect to any contract for labor or materials, Tenant shall act as principal and not as an agent of Landlord. All of Tenant's construction at the Leased Premises shall be performed in a good and workmanlike manner in accordance with all applicable building codes, regulations and all other legal requirements.

2.
Tenant shall not allow the Leased Premises or the Building to suffer any lien to be filed against it. With respect to any contract for labor or materials, Tenant acts as principal and not as the agent of Landlord. If,because of any actual or alleged act or omission of Tenant, any lien, affidavit, charge or order for the payment of money shall be filed against Landlord , the Building, the Leased Premises, or any portion thereof or interest therein, whether or not same is valid or enforceable, Tenant shall, at its own expense, cause same to be discharged of record by payment, bonding or otherwise, no later than 15 days after notice to Tenant of the filing thereof; and in the event Tenant fails to discharge

42 of 51

same within such time, Landlord may, but shall not be obligated to, discharge same and Tenant shall pay to Landlord all amounts required to discharge same within ten (10) days of receipt of Landlord's statement of such amounts. The provisions of this paragraph shall survive the termination or expiration of the Lease.

3.
Tenant shall indemnify and hold harmless Landlord from any claim by any party (which shall include reasonable attorney's fees and court costs) arising out of any construction work, including alterations, provided at the request of, or for the benefit, of Tenant. The provisions of this paragraph shall survive the termination or expiration of the Lease Agreement.

4.	No work is to be done at the Leased Premises or the Building that will diminish the structural integrity of any improvements located thereon.

Incorporation Into Lease: Default - THE PARTIES AGREE THAT THE PROVISIONS OF THIS RIDER ARE HEREBY INCORPORATED BY THIS REFERENCE INTO THE LEASE FULLY AS THOUGH SET FORTH THEREIN. In the event of any express inconsistencies between the Lease and this Rider, the latter will govern and control. Any default by Tenant hereunder will constitute a default by Tenant under the Lease and Tenant will be subject to the remedies and other provisions applicable thereto under the Lease.

43 of 51

EXHIBIT D-2

DESCRIPTION OF TENANT IMPROVEMENTS

As shown on Exhibit A-1, A-2, Exhibit F and Exhibit F-1.

44 of 51

EXHIBIT E

TENANT'S ESTOPPEL CERTIFICATE - SAMPLE FORM

(Addressee)

RE:    5304 Ashbrook Drive
Landlord:
The undersigned ("Tenant") has executed and entered into that certain lease agreement ("Lease Agreement") attached hereto as Exhibit A and made a part hereof for all purposes with respect to those certain premises ("Leased Premises") which are located in the above-referenced project ("Project") and are more fully described in the Lease Agreement. Tenant understands that the entity to whom this letter is addressed ("Addressee") has committed to loan or invest a substantial sum of money in reliance upon this certification by the undersigned, which certification is a condition precedent to making such loan or investment, or that Addressee intends to take some other action in reliance upon this certification.
With respect to the Lease Agreement , Tenant, to Tenant's actual knowledge, certifies to you the following, with the intention that you may rely fully thereon:

1.	A true and correct copy of the Lease Agreement, including any and all amendments and modifications thereto, is attached hereto as Exhibit A;

2.	The original Lease Agreement is dated , 20 , and has been assigned, modified, supplemented or amended only in the following respects:
(Please write "None" above or, on a separate sheet of paper, state the effective date of and describe any oral or written modifications, supplements or amendments to the Lease Agreement and attach a copy of such modifications, supplements or amendments, with the Lease Agreement as Exhibit A);

3.	Tenant is in actual occupancy of the Leased Premises under the Lease Agreement; the Leased Premises are known as Suite , of the Project; and the Leased Premises contain approximately square feet;

4.
The initial term of the Lease Agreement commenced on 20 , and ends at midnight on        , 20 , at a monthly base rent of $            , and no rentals or other payments in advance of the current calendar month have been paid by Tenant, except as follows:

(Please write "None" above or describe such payments on a separate sheet of paper);

5.	Base Rent with respect to the Lease Agreement has been paid by Tenant through 20 ; all additional rents and other charges have been paid for the current periods;

45 of 51

6.	There are no unpaid concessions, bonuses, free months' rent, rebates or other matters affecting the rent for Tenant, except as noted in the Lease:

7.	No security or other deposit has been paid by Tenant with respect to the Lease Agreement, except as follows:
(Please write "None" above or describe such deposits on a separate sheet of paper);

8.
The Lease Agreement is in full force and effect and there are no events or conditions existing which, with notice or the lapse of time or both, could constitute a monetary or other default of the Landlord under the Lease Agreement, or entitle Tenant to any offset or defense against the prompt current payment of rent or constitute a default by Tenant under the Lease Agreement, except as follows:

(Please write "None"above or describe such default on a separate sheet of paper);

9.
All improvements required to be made by Landlord under the terms of the Lease Agreement have been satisfactorily completed and accepted by Tenant as being in conformity with the Lease Agreement, except as follows:

(Please write "None" above or describe such improvements on a separate sheet of paper);

10.
Tenant has no option to expand or rent additional space within the Project or any right of first refusal with regard to any additional space within the Project, other than the Leased Premises, except as follows:

(Please write "None" above or describe such right or option on a separate sheet of paper);

11.	Tenant has no right or option to renew the Lease Agreement for any period of time after the expiration of the initial term of the Lease Agreement, except as follows:
(Please write "None" above or describe such right on a separate sheet of paper);

12.
To the best of Tenant's knowledge, the use, maintenance or operation of the Leased Premises complies with, and will at all times comply with, all applicable federal, state, county or local statutes, laws, rules and regulations of any governmental authorities relating to environmental, health or safety matters (being hereinafter collectively referred to as the Environmental Laws);

13.
The Leased Premises have not been used and Tenant does not plan to use the Leased Premises for any activities which, directly or indirectly, involve the use, generation, treatment, storage, transportation or disposal of any petroleum product or any toxic or hazardous chemical, material, substance, pollutant or waste;

14.
Tenant has not received any notices, written or oral, of violation of any Environmental Law or of any allegation which, if true, would contradict anything contained herein and there are not writs, injunctions, decrees, orders or judgments outstanding, no lawsuits, claims, proceedings or investigations pending or threatened, relating to the use, maintenance or operation of the Leased Premises, nor is Tenant aware of a basis for any such proceeding;

15.	There are no actions, whether voluntary or otherwise, pending against Tenant under the bankruptcy or insolvency laws of the United States or of any state.

46 of 51

16.	Tenant understands that the Lease Agreement may be assigned to an assignee and Tenant agrees to attorney to such assignee in all respects in accordance with the Lease Agreement.

Dated:	,	20

Very truly yours,

SAMPLE FORM

By:	SAMPLE FORM
Name:
Title:

47 of 51

EXHIBIT F

EXTERIOR BUILDING ALTERATION

48 of 51

EXHIBIT F-1
STAIRWELL ALTERATION

As shown on Exhibit A-2.

49 of 51

EXHIBIT G
SIGNAGE LOCATION

50 of 51